Exhibit 10.1
PURCHASE AGREEMENT
(Lakewood Flats, Dallas, Texas)
THIS PURCHASE AGREEMENT (this “Agreement”) is made as of October 8, 2014 (the “Effective Date”), by and between WGS LAKEWOOD MF VI, L.P., a Delaware limited partnership (“Seller”), and 7425 LA VISTA, LLC, a Texas limited liability company (“Buyer”).
R E C I T A L S
Buyer desires to purchase, and Seller desires to sell, the “Property” (as defined below), on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the respective promises contained in this Agreement, Buyer and Seller agree as follows:
A G R E E M E N T S
1.Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the following property commonly known as the “Lakewood Flats” (collectively, the “Property”): (A) the land (the “Land”) located at 7425 La Vista Drive, Dallas, Texas, as more particularly described in Exhibit A and any and all of Seller’s rights, easements, interests, benefits, privileges, and appurtenances pertaining to the Land, any and all public roads and public rights of way bounding such Land, together with all rights of ingress and egress unto such public roads and public rights of way, strips or gores, if any, between the Land and abutting properties not owned by Seller or its affiliates, any water or water rights benefitting the Land and any oil, gas and other minerals in, under and that may be produced from the Land; (B) all buildings, improvements, structures and fixtures located upon the Land (the “Improvements”); (C) all tangible personal property (the “Personal Property”) owned by Seller and located on and used solely in connection with the management, operation or repair of the Improvements, other than that owned by tenants, the property manager and any other third parties, if any; (D) the interest of the landlord in and to all leases of space of all or any portion of the Improvements (the “Tenant Leases”); and (E) to the extent assignable without the need of consents (except to the extent that any such consents have been obtained as of the “Closing Date” (as defined below)), (i) subject to the terms of Section 5C(2), the “Assumed Contracts” (as defined below), (ii) signage, logos, telephone numbers and website names and domains that are dedicated to the Property and not owned by the property manager of the Property; and (iii) the permits, licenses and construction or other warranties, if any, held by or in favor of Seller solely for use in connection with all or any portion of the Improvements or the Personal Property, all such items under subsection (iii) to be transferred by Seller without representation, warranty (express or implied) or recourse of any kind (the foregoing items in this sub-clause (E) being collectively referred to as the “Intangible Property”). Notwithstanding the foregoing, the Property shall not include the name “Greystar,” “Elan,” and any mark, logo, trade name, or other name utilizing “Greystar” or “Elan.”

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2.    Purchase Price. The purchase price for the Property shall be Sixty Million Five Hundred Thousand and No/100 U.S. Dollars ($60,500,000.00) (the “Purchase Price”).
3.    Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:
A.    Deposit.
(1)    Deposit. Within one (1) business day following the Effective Date, Buyer shall deliver to Alamo Title Insurance, as agent for First American Title Insurance Company (“Title Company”), 1800 Bering Drive, Suite 400, Houston, Texas, 77057, Attention: Lucky Long (“Escrow Agent”) (pursuant to wiring instructions provided to Buyer) a wire transfer of immediately available federal funds, in the amount of Five Hundred Thousand and No/100 United States Dollars ($500,000.00) as an earnest money deposit (which amount, together with the interest earned on such amount, is referred to in this Agreement as the “Deposit”). If Buyer fails to timely deposit the Deposit with Escrow Agent as provided in this Section 3A(1), this Agreement shall automatically terminate, it being expressly agreed by Seller and Buyer that time is of the essence with respect to Buyer’s obligation to deliver the Deposit. The Deposit shall be invested by Title Company as instructed by Buyer and Seller in the “Escrow Agreement” (as defined below) which shall be executed by Buyer and Seller and delivered to Title Company (along with an executed copy of this Agreement) on the Effective Date. Upon the successful completion of the “Due Diligence Period” (as defined below in Section 5A) as evidenced by Buyer’s failure to deliver the “Termination Notice” as provided (and defined in Section 5D below), the Deposit shall be non-refundable to Buyer (except as otherwise specifically provided in this Agreement). The Deposit shall be held by Title Company in accordance with the terms of Section 3C below and the terms of a separate escrow agreement in the form of Exhibit C attached hereto and dated as of the date hereof by and among Buyer, Seller and Title Company (the “Escrow Agreement”).
(2)    Independent Consideration. The sum of One Hundred and No/00 United States Dollars ($100.00) (the “Independent Consideration”) out of the Deposit is independent of any other consideration provided hereunder, shall be fully earned by Seller upon the Effective Date hereof, and is not refundable to Buyer under any circumstances. Accordingly, if this Agreement is terminated for any reason by either party, the Independent Consideration shall be paid by Title Company to Seller.
B.    Closing Payment. The balance of the Purchase Price, as adjusted by the Deposit and by the adjustments, prorations, credits and allocations of income and expenses provided for in this Agreement, shall be delivered by Buyer to Title Company (to be disbursed by Title Company in accordance with Section 6 hereof) by wire transfer of immediately available funds on or before 3:00 p.m. Central Time on the Closing Date. Such balance of the Purchase Price, as so adjusted, is herein called the “Closing Payment”. As used herein the “Closing Date” shall mean no later than October 10, 2014.
C.    REMEDIES; DAMAGES.

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(1)    BUYER AND SELLER RECOGNIZE THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET DURING THE TERM OF THIS AGREEMENT AND THAT IF THE TRANSACTION IS NOT CONSUMMATED BECAUSE OF BUYER’S DEFAULT THAT OCCURS AFTER THE EXPIRATION OF THE DUE DILIGENCE PERIOD AND THAT IS NOT CURED IN ACCORDANCE WITH SECTION 11O BELOW, SELLER SHOULD BE COMPENSATED FOR SUCH DETRIMENT. IT IS EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN THE EXTENT OF THE DETRIMENT AND, TO AVOID THIS PROBLEM, BUYER AND SELLER AGREE THAT IF THIS TRANSACTION IS NOT CONSUMMATED BECAUSE OF BUYER’S DEFAULT, SELLER SHALL BE ENTITLED TO RECOVER FROM BUYER AS LIQUIDATED DAMAGES THE AMOUNT OF THE DEPOSIT, AND UPON WRITTEN NOTICE FROM SELLER TO BUYER AND TITLE COMPANY, THIS AGREEMENT SHALL BE TERMINATED AND THE DEPOSIT SHALL BE IMMEDIATELY AND AUTOMATICALLY DELIVERED TO SELLER BY TITLE COMPANY WITHOUT THE NECESSITY OF ANY FURTHER INSTRUCTIONS BY BUYER, PROVIDED, HOWEVER, THAT THE FOREGOING PROVISION SHALL NOT LIMIT SELLER’S RIGHT TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES PURSUANT TO SECTION 11F OF THIS AGREEMENT, NOR WAIVE OR AFFECT BUYER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT, NOR WAIVE OR AFFECT SELLER’S RIGHTS UNDER SUCH INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT, NOR WAIVE OR AFFECT BUYER’S OBLIGATIONS TO DESTROY OR RETURN DOCUMENTS, REPORTS OR OTHER INFORMATION PROVIDED TO BUYER BY SELLER PURSUANT TO THE APPLICABLE PROVISIONS OF THIS AGREEMENT OR BUYER’S OBLIGATIONS TO PROVIDE TO SELLER DOCUMENTS, REPORTS OR OTHER INFORMATION PREPARED BY OR FOR BUYER IF AND TO THE EXTENT REQUIRED PURSUANT TO THE APPLICABLE PROVISIONS OF THIS AGREEMENT, ALL OF WHICH OBLIGATIONS, INDEMNITIES AND RIGHTS SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH THE APPLICABLE PROVISIONS OF THIS AGREEMENT. THIS AMOUNT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ BEST ESTIMATE OF SELLER’S DAMAGES. THE PARTIES AGREE THAT THE SUM STATED ABOVE AS LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER DAMAGES TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY VIRTUE OF THIS AGREEMENT OR BY OPERATION OF LAW. UPON PAYMENT OR RELEASE OF SUCH AMOUNT, BUYER SHALL BE RELEASED OF ANY OTHER LIABILITY TO SELLER HEREUNDER, EXCEPT AS TO THOSE OBLIGATIONS, AGREEMENTS, AND INDEMNITIES WHICH EXPRESSLY SURVIVE THE TERMINATION OF THIS AGREEMENT, AS PROVIDED IN THIS SECTION OR ELSEWHERE IN THIS AGREEMENT. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF APPLICABLE LAW, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER.

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______________ Seller’s Initials	______________ Buyer’s Initials
(2)    IF THE CLOSING DOES NOT OCCUR SOLELY FOR ANY REASON OTHER THAN BUYER’S OR SELLER’S DEFAULT UNDER THIS AGREEMENT, THEN THIS AGREEMENT SHALL TERMINATE AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS TO THE OTHER HEREUNDER, EXCEPT FOR (a) THE RIGHT OF BUYER TO THE RETURN OF THE DEPOSIT (MINUS THE INDEPENDENT CONSIDERATION) AND (b) THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT.
(3)    IF THE CLOSING FAILS TO OCCUR SOLELY BECAUSE OF SELLER’S DEFAULT, WHICH SELLER SHALL FAIL TO CURE IN ACCORDANCE WITH SECTION 11O (AND THE CLOSING DATE SHALL BE EXTENDED TO ACCOMMODATE SUCH CURE PERIOD), THEN BUYER MAY ELECT AS ITS SOLE AND EXCLUSIVE REMEDY EITHER TO (a) BRING AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT, WHICH MUST BE BROUGHT, IF AT ALL, WITHIN NINETY (90) DAYS OF THE ALLEGED DEFAULT; OR (b) TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO SELLER AND TITLE COMPANY, IN WHICH CASE NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS TO THE OTHER HEREUNDER, EXCEPT FOR (i) THE RIGHT OF BUYER TO THE RETURN OF THE DEPOSIT (MINUS THE INDEPENDENT CONSIDERATION) AND THE RIGHT OF BUYER TO REIMBURSEMENT OF “BUYER’S EXPENSES” (AS DEFINED BELOW) IN THE EVENT THAT BUYER IS REQUIRED TO DELIVER “BUYER REPORTS” (AS DEFINED BELOW) TO SELLER IN ACCORDANCE WITH THE TERMS OF SECTION 5C OF THIS AGREEMENT, AND (ii) THOSE PROVISIONS OF THIS AGREEMENT WHICH EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT.
(4)    IF THE CLOSING OCCURS IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, THE DEPOSIT (MINUS THE INDEPENDENT CONSIDERATION) SHALL BE APPLIED AS A CREDIT TOWARD THE PURCHASE PRICE. THIS SECTION 3C SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND NOTHING IN THIS SECTION 3C IS INTENDED TO LIMIT THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER SECTIONS 5C, 11A AND 11F.
______________            ______________
Seller’s Initials            Buyer’s Initials
4.    Title.
A.    Title Report. Prior to the Effective Date, Seller has delivered or caused Title Company to deliver to Buyer: (1) a title insurance commitment covering the Property; and (2) copies of the documents evidencing the exceptions to title stated therein (collectively, the “Title Report”).

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Prior to the Effective Date, Seller has delivered to Buyer a copy of the most recent survey (as may be updated by Buyer, the “Survey”) of the Property in Seller’s possession.
B.    Title Review. Buyer shall satisfy itself prior to the expiration of the Due Diligence Period that an owner’s policy of title insurance (“Owner’s Policy”) is available on terms and conditions satisfactory to Buyer in its sole discretion. Prior to the Effective Date, Buyer has delivered written notice to Seller (“Title Disapproval Notice”) of Buyer’s objections to the exceptions to title shown on the Title Report or the matters disclosed by the Survey (each, a “Disapproved Title Matter”). Seller shall, no later than the expiration of the Due Diligence Period, notify Buyer (being a “Seller Response Notice”) as to each properly Disapproved Title Matter either that: (i) Seller elects not to cause such Disapproved Title Matter to be removed as of the Closing Date (or otherwise take any action with respect thereto), or (ii) Seller intends to either: (a) cause such Disapproved Title Matter to be removed or released on the Closing Date; or (b) cause Title Company to bond, insure or endorse over such Disapproved Title Matter. If Seller has provided a Seller Response Notice to Buyer stating that Seller will not remove, release or otherwise correct any such Disapproved Title Matter or if Seller has not provided a Seller Response Notice to Buyer (which shall be deemed an election by Seller not to take any action with respect to any such Disapproved Title Matter), then Buyer may elect in writing not later than the expiration of the Due Diligence Period, either to waive Buyer’s objection to any such Disapproved Title Matter or to terminate this Agreement (and Buyer’s failure to deliver a Termination Notice prior to the expiration of the Due Diligence Period shall be deemed a waiver of Buyer’s objection to any such Disapproved Title Matter). If Buyer shall fail to make such election, then Buyer shall be deemed to have waived its objection to any such Disapproved Title Matter. In the event Buyer shall elect in writing prior to the expiration of the Due Diligence Period to terminate this Agreement pursuant to this Section 4B, the Deposit (minus the Independent Consideration) shall be promptly delivered by Title Company to Buyer, and the parties shall have no further obligations or liabilities hereunder (except for any obligations or liabilities that expressly survive termination of this Agreement). If Seller has provided a Seller Response Notice to Buyer stating that Seller has elected either choice under subclause (ii) above, and any such Disapproved Title Matter is not removed, released, bonded, insured or endorsed over as aforesaid as of the Closing Date, Buyer shall have the right to (A) terminate this Agreement in which event the Deposit (minus the Independent Consideration) shall be promptly delivered by Title Company to Buyer and Buyer shall be entitled to reimbursement of Buyer’s Expenses in the event that Buyer is required to deliver Buyer Reports to Seller in accordance with the terms of Section 5C of this Agreement, and the parties shall have no further obligations or liabilities hereunder (except for any obligations or liabilities that expressly survive termination of this Agreement), or (B) waive the foregoing right of termination and all other rights and remedies on account of any such Disapproved Title Matter and to close the transaction contemplated by this Agreement, without any reduction or abatement of the Purchase Price. If Buyer shall fail to make such election, then Buyer shall be deemed to have made the election set forth in subclause (B) above. All exceptions in the Title Report and matters on the Survey that are approved or deemed approved by Buyer pursuant to this Section 4B are hereinafter collectively referred to as “Permitted Exceptions.” Notwithstanding anything to the contrary set forth in this Agreement, Buyer acknowledges that, concurrently with the Closing, Seller will be recording against title to the Property a Declaration of Restrictive Covenants in the form of Exhibit N attached hereto (the “Declaration of Restrictive Covenants”), and Buyer shall be obligated to accept title to the Property

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subject only to (1) the Permitted Exceptions, (2) the “New Matters” (as defined and approved, or deemed approved, pursuant to Section 4C below), (3) real estate taxes and assessments not yet due and payable subject to the rights and obligations of Seller and Buyer under Section 6D below, and (4) the Declaration of Restrictive Covenants (the foregoing being the “Permitted Encumbrances”) and to accept the Owner’s Policy for the Property subject to the Permitted Encumbrances and the general exceptions which appear in the standard form owner’s policy of title insurance issued by Title Company in the State of Texas that cannot be removed by delivery to Title Company of the “Seller’s Title Certificate” (as defined below). Notwithstanding anything to the contrary set forth in this Agreement, Seller shall be obligated as a condition to Closing to cause (x) the liens of any mortgage evidencing financing obtained or assumed by Seller to be removed as an exception to title, (y) any mechanics’ liens or materialmens’ liens arising from any work or improvements at the Property ordered or authorized by Seller that encumber the Property on the Closing Date (other than liens or claims arising from Buyer’s due diligence reviews or inspections hereunder) and (z) any judgment liens, federal or state income or sales tax liens, lis pendens and any other liens or encumbrances, in each case only to the extent that such liens or encumbrances are caused by Seller’s actions, in all events that may be satisfied by payment of a liquidated amount (any such lien, a “Monetary Lien”) to be paid off, bonded over or discharged of record, without cost to Buyer.
C.    New Matters. If an additional exception to title (a “New Matter”) affecting the Property is first disclosed in writing to Buyer after delivery of the Title Report to Buyer, Buyer shall be deemed to have approved any such New Matter on the later of the expiration of the Due Diligence period or five (5) days after Buyer’s receipt of written notice of such New Matter unless Buyer delivers to Seller within such time written notice of its objection thereto (and the Closing Date shall be extended to accommodate such notice period). Notwithstanding the foregoing, any New Matter that is the result of the activities of Buyer shall be deemed approved by Buyer and Buyer shall have no right to object to such New Matter. Seller may elect, within five (5) days from the date of receipt of notice of objection from Buyer with respect to the New Matter, to remove or release or cause Title Company to bond, insure or endorse over such New Matter (and the Closing Date shall be extended to accommodate such cure period to allow Seller to attempt to so remove, release, bond, insure or endorse over such New Matter). In the event that within such five (5) day period Seller (1) does not elect to remove or release or cause Title Company to bond, insure or endorse over such New Matter, or (2) elects but fails to remove or release or cause Title Company to bond, insure or endorse over such New Matter as of the Closing Date, then upon the expiration of such five (5) day period Buyer, as its sole and exclusive remedy hereunder for such failure, shall elect in writing either (a) to terminate this Agreement by written notice to Seller, in which case the Deposit (minus the Independent Consideration) shall be returned to Buyer and Buyer shall be entitled to reimbursement of Buyer’s Expenses in the event that Buyer is required to deliver Buyer Reports to Seller in accordance with the terms of Section 5C of this Agreement, this Agreement shall be null and void and of no further force or effect and the parties hereto shall have no further obligations to each other (except for any obligations or liabilities that expressly survive termination of this Agreement), or (b) to waive the foregoing right of termination and all other rights and remedies on account of such New Matter and to close the transaction contemplated by this Agreement subject to such New Matter, without any reduction or abatement of the Purchase Price. If Buyer shall fail to make such election, then Buyer shall be deemed to have made the election set forth in sub-clause (b) above.

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D.    Deed Exceptions. Notwithstanding the foregoing, Seller shall convey the Land to Buyer through the form of special warranty deed attached hereto as Exhibit D (the “Deed”), which will convey the Land to Buyer subject to the Permitted Encumbrances, as well as (i) unrecorded leases disclosed on the “Rent Roll” (as defined below) and (ii) all building, signage and zoning ordinances, laws, regulations and restrictions by municipal and other governmental authorities (together with the Permitted Encumbrances, the “Deed Exceptions”); provided that, in all events, the conveyance shall be free and clear of any Monetary Liens. After Closing, Seller shall have no liability to Buyer, and Buyer and its successors and assigns shall make no claim against Seller, for the Deed Exceptions, provided that the foregoing shall not limit any right of Buyer to pursue any claims against Seller for the breach of the representation and warranty contained in Section 8A(7) of this Agreement. The provisions of this Section 4D shall survive the Closing.
E.    Endorsements to Owner’s Policy. It is understood that Buyer may request a number of endorsements to or extended coverage for its Owner’s Policy at Buyer’s sole cost and expense. Buyer shall satisfy itself during the Due Diligence Period that Title Company will be willing to issue such endorsements or extended coverage in connection with the Owner’s Policy at Closing, and, accordingly, in no event shall the issuance of such endorsements, extended coverage or the Owner’s Policy constitute a condition to Buyer’s obligations under this Agreement so long as Seller complies with its obligations under this Section 4 and delivers the Seller’s Title Certificate to Title Company. In no event shall Seller be obligated to provide any indemnity or other document in order to issue the same other than the certificate in the form of Exhibit E (the “Seller’s Title Certificate”).
5.    Due Diligence.
A.    Due Diligence Period. Except for title and Survey matters (which shall be governed by the provisions of Section 4 above), Buyer shall have until 5:00 p.m. Central time on October 8, 2014 (the “Due Diligence Period”), to perform and complete, at its sole expense, its due diligence review, examination and inspection of all matters pertaining to its acquisition of the Property, including the Tenant Leases, “Contracts” (as defined below), Personal Property, Intangible Property, and all financial, physical, environmental and compliance matters, entitlements and other conditions respecting the Property.
B.    Access to Property and Property Documents.
(1)    Subject to the provisions of this Section 5, Seller has heretofore provided or shall provide Buyer, during regular business hours on business days and upon receipt of twenty-four (24) hours advance written notice to Seller, with (i) reasonable access to the Property, (ii) reasonable access to on-site Property files of Seller or Seller’s property manager, and (iii) copies of or access to the information and documentation relating to the Property listed on Exhibit O, to the extent in Seller’s possession or control (which may be accomplished through an online data site created on behalf of Seller) (collectively, the “Property Documents”). Notwithstanding anything to the contrary contained herein, Seller shall have no obligation to deliver to Buyer any property condition reports or any confidential information or proprietary materials (collectively, “Proprietary Materials”), including, without limitation, the following: (1) information contained in Seller’s credit reports, credit authorizations, credit or financial analyses or projections, steering

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committee sheets, account summaries or other internal documents relating to the Property, including any valuation documents and the book value of the Property; (2) material which is subject to attorney client privilege or which is attorney work product or which may not be disclosed pursuant to any order or agreement in any arbitration, litigation or other proceeding; (3) appraisal reports or letters; (4) financials or tax returns of Seller or any affiliate of Seller; or (5) material which Seller is legally required not to disclose. Seller makes no representation or warranty as to the accuracy, completeness or contents of the Property Documents or other reports prepared by third parties regarding the Property, except as otherwise set forth in Section 8 of this Agreement.
(2)    Buyer has advised Seller that Buyer must cause to be prepared audited financial statements in respect of the Property for up to three (3) full calendar years prior to the Closing Date plus any incomplete calendar year up to the quarter end immediately preceding the Closing Date in compliance with the policies of Buyer and certain laws and regulations, including, without limitation, Securities and Exchange Commission Regulation S-X and Rule 3-14. Seller agrees to, upon reasonable advance written notice to Seller, and during the “Survival Period” (as defined below), at no cost to Seller, use commercially reasonable efforts to cooperate with Buyer’s auditors in the preparation of such audited financial statements (it being understood and agreed that the foregoing covenant shall survive the Closing). Without limiting the generality of the preceding sentence, upon reasonable advance written notice to Seller, and during the Survival Period, at no cost to Seller, (i) Seller shall, during normal business hours, allow Buyer’s auditors reasonable access to such books and records maintained by Seller (and Seller’s property manager of the Property) in respect of the Property as reasonably necessary to prepare such audited financial statements; (ii) Seller shall use commercially reasonable efforts to provide to Buyer reasonable access to such financial information and supporting documentation as are reasonably necessary for Buyer’s auditors to prepare audited financial statements; (iii) if Buyer or its auditors require any information that is in the possession of the party from which Seller purchased the Property, Seller shall use commercially reasonable efforts to contact such prior owner of the Property and use commercially reasonable efforts to obtain from such party the information reasonably requested by Buyer; (iv) Seller will, during normal business hours, make available for interview by Buyer and Buyer’s auditors the property manager of the Property or other agents or representatives of Seller responsible for the day-to-day operation of the Property and the keeping of the books and records in respect of the operation of the Property; and (v) if Seller has audited financial statements with respect to the Property, Seller shall promptly provide Buyer’s auditors with a copy of such audited financial statements. If during the Survival Period Seller obtains an audited financial statement in respect of the Property for a fiscal period prior to the Closing Date that was not completed as of the Closing Date, then, upon Seller’s receipt of Buyer’s written request, Seller shall promptly provide Buyer with a copy of such audited financial statement, and the foregoing covenant shall survive Closing. Except to the extent provided in Section 8A(15), Seller makes no representation or warranty as to the accuracy, completeness or contents of any information provided to Buyer pursuant to this Section 5B(2). Notwithstanding anything to the contrary contained in this Section 5B(2), Buyer shall use commercially reasonable efforts to minimize the number of times that Buyer requests Seller to perform the obligations of Seller set forth in this Section 5B(2).
C.    Conduct of Due Diligence. Buyer shall at all times conduct such due diligence in compliance with, and subject to, applicable laws and the terms of the Tenant Leases and this

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Section 5, and in a manner so as not to cause liability, damage, loss, cost or expense to Seller, the Property, or any tenants, subtenants, licensees, concessionaires or other persons using or occupying the Property or any part thereof, and so as not to materially interfere with the operation or use of the Property and so as not to materially interfere with or disturb the occupancy of tenants and subtenants at the Property. Subject to the terms of the Tenant Leases and this Section 5, Buyer shall conduct its investigations, reviews and examinations of the Property at agreed upon times during normal business hours on business days (unless otherwise approved in writing by Seller) and upon receipt of reasonably advance written notice to Seller. Buyer’s right to enter hereunder shall terminate upon the termination of this Agreement. Without limitation on the foregoing, in no event shall Buyer, in each case, without obtaining Seller’s express written consent in its sole and absolute discretion, (a) allow, conduct or make any intrusive physical testing, inspection or investigation (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like); (b) disclose the results of any physical testing or investigation (environmental, structural or otherwise) at the Property prior to Buyer’s acquisition of the Property except in compliance with this Agreement; (c) contact any tenant or subtenant of the Property; or (d) contact any governmental or quasi-governmental authority having jurisdiction over the Property (other than contact necessary to obtain a zoning compliance letter or report or confirm a lack of any building code violations). Notwithstanding the foregoing, to the extent contact with any governmental or quasi-governmental authority having jurisdiction over the Property is necessary in order to obtain a property condition report or a Phase I environmental site assessment, Buyer may contact such governmental or quasi-governmental authority after obtaining Seller’s express written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller shall have the right, at its option, to cause a representative of Seller to be present at all interviews, inspections, reviews and examinations conducted hereunder, and Buyer shall cooperate in good faith with Seller to schedule permitted interviews and inspections at a mutually and reasonably agreeable time to Buyer and Seller. In the event of any termination of this Agreement, Buyer shall, upon Seller’s written request therefor, deliver to Seller copies of any written reports prepared for or on behalf of Buyer by any third party in connection with Buyer’s due diligence activities (“Buyer Reports”); provided, however, that (a) Buyer shall not be deemed to make any representation to Seller regarding the accuracy, completeness, methodology or current status of such Buyer Reports, (b) Buyer shall not be deemed to assume any liability with respect to any matter or information referred to or contained in such Buyer Reports, and (c) Buyer shall be reimbursed for all reasonable, out-of-pocket costs and/or expenses incurred by Buyer or Buyer’s Representatives in obtaining such Buyer Reports (collectively, “Buyer’s Expenses”). Notwithstanding anything to the contrary herein, Buyer shall not be required to provide, copy or make available to Seller any internal memoranda, appraisals and valuation reports and similar information or information covered by the attorney-client privilege. Buyer and “Buyer’s Representatives” (as defined below) shall keep the terms of this Agreement, the transactions contemplated hereby and all data and information discovered, obtained or generated with respect to the purchase, sale, construction, operation and management of the Property, whether discovered, obtained or generated before or after the Effective Date, including, without limitation, all analyses, compilations, forecasts, studies, financial statements, agreements or other documents or materials, as well as all copies of the foregoing, whether prepared by or on behalf of or at the direction of Buyer or Buyer’s Representatives, that contain or otherwise reflect such information or Buyer’s review of, or interest in, the Property or any purchase, sale, construction, operation or management of the Property (collectively, “Internal Documents”), strictly confidential in

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accordance with this Section 5C and shall not use such terms, data or information for purposes unrelated to this Agreement or disclose the same to others except as expressly permitted hereunder. The preceding sentence shall not be construed to prevent Buyer from disclosing to Buyer’s Representatives such data and information required to perform their designated tasks in connection with Buyer’s inspection of the Property, provided Buyer advises any such party of the confidential nature of the information disclosed, instructs such party to treat such information as confidential as required by this Section 5C. Buyer shall be liable for any failure on the part of Buyer or Buyer’s Representatives to comply with Buyer’s obligations under this Section 5C. However, neither Buyer nor Buyer’s Representatives shall have this obligation concerning information which: (a) is published or becomes publicly available or was independently developed by Buyer or Buyer’s Representatives through no violation of any obligation of confidentiality of either Buyer or Buyer’s Representatives under this Agreement; (b) is received from a third party that Buyer reasonably and in good faith concludes is not prohibited from making such disclosure by any contractual, legal, or fiduciary obligation; (c) is released from confidential treatment by the written consent of Seller; (d) is required to be disclosed in any securities filings with or disclosures to the Securities and Exchange Commission; or (e) is used by Buyer or Buyer’s Representatives in the ownership or operation of the Property after the Closing Date, except that Buyer and Buyer’s Representatives shall maintain the confidentiality of Seller’s Proprietary Materials and Seller’s operating statements after the Closing Date. If any law, regulation, order, subpoena or governmental authority requests or requires Buyer or any of Buyer’s Representatives to disclose all or any portion of the terms, data or information required to be kept confidential hereunder, Buyer shall, to the extent legally permissible, (i) provide Seller with prompt written notice of any such request or requirement in order to afford Seller time either to seek an appropriate protective order or other reliable remedy or assurance that confidential treatment will be accorded to the requested terms, data or information or to waive compliance with this Section 5C and (ii) prior to the disclosure by Buyer or Buyer’s Representatives of any of the requested terms, data or information, Buyer shall, and shall cause Buyer’s Representatives to, cooperate with Seller in a reasonable manner, and in no event oppose any efforts by Seller, in obtaining such protective order or other reliable remedy or assurance. If no such protective order or other remedy or assurance is obtained, or if Seller waives compliance with this Section 5C in writing, then Buyer or Buyer’s Representatives, as the case may be, may disclose only that portion of the requested terms, data or information that, in the reasonable opinion of its legal counsel, is legally required to be disclosed, and shall exercise commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the disclosed terms, data or information and will preserve the confidentiality of the remainder of the terms, data or information required to be kept confidential hereunder. Buyer shall inform Seller of the proposed disclosure and shall consider the suggestions of Seller concerning the nature and scope of the information Buyer proposes to disclose. In the event this Agreement is terminated, Buyer shall promptly destroy or return to Seller any documents, schedules, exhibits or other written information obtained from Seller or any “Seller Party” (as defined below) in connection with this Agreement or the transactions contemplated hereby and shall destroy all Internal Documents. In the event of a breach or threatened breach by Buyer or Buyer’s Representatives of this Section 5C, Seller shall be irreparably and immediately harmed and shall be entitled to equitable relief, including an injunction restraining Buyer from disclosing, in whole or in part, such confidential terms, data or information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. Buyer acknowledges

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that, except as may otherwise be expressly set forth in this Agreement or in the “Closing Documents” (as defined below), neither Seller nor any Seller Parties make any warranty or representation regarding the any information obtained from Seller or any Seller Party in connection with this Agreement or the transactions contemplated hereby or any other information disclosed by Seller or any Seller Parties. The provisions of this Section 5C shall survive the Closing or any earlier termination of this Agreement.
(1)    Buyer’s Insurance. Buyer shall provide Seller with certificates of insurance evidencing insurance policies which shall be maintained by Buyer and, to the extent applicable, those of its principals, direct or indirect owners, directors, employees, partners, representatives, accountants, advisors, consultants, attorneys, lenders, investors, engineers, surveyors, appraisers, consultants and agents (collectively, “Buyer’s Representatives”) under its control maintain in connection with its investigations upon the Property prior to the date of entry upon the Property, (i) Commercial General Liability insurance, in an amount not less than $1,000,000 per occurrence and $2,000,000 general aggregate combined limits for any injuries, deaths or property damage (including loss of use) sustained as a result of any one accident or occurrence and (ii) Worker’s Compensation and Employer’s Liability insurance covering all personnel entering the Property, and such Employer’s Liability insurance shall be in an amount not less than $1,000,000 for each accident, disease per employee and disease policy limit. Such limits may be achieved through the usage of primary policies or a combination of primary and Umbrella/Excess Liability that extends over the Commercial General Liability and Employer’s Liability insurance. All required policies should be issued from a licensed insurance company with an A.M. Best Rating of A- VIII, insuring Buyer and Buyer’s Representatives against any liability arising out of any entry or inspections of the Property pursuant to the provisions hereof. Any representative of Buyer which conducts environmental inspections of the Property shall also provide evidence of environmental liability insurance of not less than $1,000,000. Any policy maintained by Buyer (and Buyer’s Representatives) shall (i) insure the contractual liability of Buyer covering Seller, (ii) name Seller (and its successors and assigns), its partners, members and agents (including any property manager and lender of Seller) as additional insureds, (iii) contain a cross-liability provision, (iv) contain a provision that the insurance provided by Buyer hereunder shall be primary and noncontributing with any other insurance available to Buyer, and (v) be in form and substance adequate to insure against all liability of Buyer and Buyer’s Representatives arising out of any entry or inspections of the Property pursuant to this Agreement. In addition, Buyer and Buyer’s Representatives waive any claims against Seller and Seller’s direct and indirect, current and future, partners, members, officers, directors, shareholders, fiduciaries, attorneys, employees, licensees, contractors, agents, counsel, brokers, invitees, tenants, independent contractors, lenders and property managers (individually, each a “Seller Party” and collectively, “Seller Parties”) for any injury to persons or damage to property to the extent arising out of any inspections or physical testing of the Property, including any damage to the tools and equipment of Buyer and Buyer’s Representatives, all of which shall be brought on the Property at the sole risk and responsibility of Buyer and Buyer’s Representatives, unless caused by Seller’s gross negligence or willful misconduct. Upon the completion of any inspection or test, Buyer shall promptly return the Property to substantially the same condition prior to such inspection or test by Buyer or any of Buyer’s Representatives. Buyer shall keep the Property free and clear of any liens and shall remove or bond over any such liens caused solely by Buyer or any of Buyer’s Representatives within ten (10) days

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after Buyer becomes aware of same, and Buyer shall save, indemnify, protect, defend, and hold harmless Seller and the Seller Parties from and against any and all obligations, losses, injuries, damages, claims, liens or encumbrances, costs, expenses, demands, liabilities, penalties and investigation costs, including reasonable attorneys’ fees and costs whether or not legal proceedings are instituted or asserted against Seller, any of the Seller Parties or the Property, incurred in connection with or arising out of or in any way connected with (a) any entry on the Property by Buyer or any of Buyer’s Representatives, (b) its investigations, reviews and examinations of the Property (whether such investigations, reviews and examinations occurred before or after the Effective Date), or (c) the breach of any of the terms of this Section 5; provided, however the foregoing indemnity shall not apply to any claims resulting merely from (i) the gross negligence or willful misconduct of Seller or any Seller Party, or (ii) the existence of a pre-existing condition of or on the Property discovered by Buyer in the course of such entry or the mere discovery of adverse conditions affecting the Property, including, without limitation, adverse environmental conditions. The indemnity obligations set forth in this Section 5C(1) shall survive the Closing or the earlier termination of this Agreement.
(2)    Contracts. Prior to the Effective Date, Buyer has notified Seller as to which of the Contracts Buyer shall assume at Closing (the “Assumed Contracts”), and such Assumed Contracts are listed on Exhibit B-1 attached hereto. On the Closing Date, the Assumed Contracts, to the extent assignable without the need of third party consents, and to the extent that third party consents are required and such consents have been obtained as of the Closing Date, shall be assigned by Seller and assumed by Buyer pursuant to the “Bill of Sale, Assignment and Assumption” (as defined in Section 6A(1)). For avoidance of doubt, Buyer shall have no obligation to assume any Contract for which consent of a third party must be obtained. If Buyer elects not to assume any Contract pursuant to the first sentence of this Section 5C(2) or such Contract is being retained by Seller, its affiliates or property manager, then Seller shall pay all termination, cancellation, transfer and/or other costs necessary to effect such termination, partial termination or transfer and give the notice, if any, required in connection with such actions under such Contract. Notwithstanding the foregoing, in the event that Buyer elects not to assume the Contracts with AT&T and Time Warner Cable, then Buyer shall pay all termination, cancellation and/or other costs necessary to effect the termination of the same. Seller shall use commercially reasonable efforts, prior to the Closing Date, to obtain third party consents to the assignment of those Assumed Contracts which require such third parties’ consent and shall keep Buyer reasonably informed of the results of such efforts, provided that Seller’s obtaining any third consents shall not be a condition to Buyer’s obligation to close the transactions contemplated under this Agreement. If any fee or other charge may be imposed by a party to any Assumed Contract in connection with a transfer of such Assumed Contract, such fee or other charge shall be paid by Seller. Notwithstanding anything to the contrary in this Agreement, Seller shall terminate the property management agreement with the onsite property manager or its affiliates on the Closing Date, at its sole cost and expense.
(3)    Buyer’s Election Not to Proceed. If, based upon such reviews, examinations or inspections of the Property, Buyer determines, in its sole discretion, that Buyer does not intend to acquire the Property for any or no reason and Buyer notifies Seller of such determination in writing prior to the expiration of the Due Diligence Period (the “Termination Notice”), then this Agreement shall be terminated and of no further force or effect, and the parties

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hereto shall have no further obligations to each other (except for any obligations or liabilities that expressly survive termination of this Agreement) and the Deposit (less the Independent Consideration and less Buyer’s share of escrow cancellation costs, if any) shall be returned to Buyer, Buyer hereby acknowledging and agreeing that time is of the essence with respect to delivery of the Termination Notice. If Buyer does not deliver the Termination Notice to Seller prior to the expiration of the Due Diligence Period, this Agreement shall continue in full force and effect and, except as otherwise expressly provided in this Agreement, thereafter the Deposit shall be nonrefundable to Buyer and shall be applied by Title Company in accordance with the terms of this Agreement and the Escrow Agreement.
6.    Closing. The sale and purchase herein provided shall be consummated (the “Closing”) through escrow with all deliveries required hereunder being made to Title Company on or before 3:00 p.m. Central Time on the Closing Date.
A.    Escrow. The parties shall deliver to Title Company the following:
(3)    By Seller. Seller shall deliver (a) a duly executed and acknowledged original Deed; (b) four (4) duly executed counterpart originals of the bill of sale, assignment and assumption covering the Personal Property, the Tenant Leases, the Assumed Contracts (subject to the terms of Section 5C(2)) and the Intangible Property in the form of Exhibit F (the “Bill of Sale, Assignment and Assumption”), together with originals (or copies, if originals are unavailable) of such consents from third parties to the Assumed Contracts as Seller has been able to obtain pursuant to Section 5C(2); (c) four (4) duly executed originals of a certificate of Seller respecting the “non-foreign” status of Seller (the “Certificate of Non-Foreign Status”) in the form of Exhibit G; (d) a duly executed notice to the tenants under the Tenant Leases (the “Tenant Notice Letter”) in the form of Exhibit J, copies of which notice Buyer shall, at Buyer’s sole cost and expense, either mail or hand deliver to each such tenant (in either case, promptly after Closing); (e) Seller’s counterpart of the “Closing Statement” (as defined below), dated as of the Closing Date and duly executed by Seller, setting forth, among other things, all payments to and from the closing escrow in connection with the purchase and sale of the Property; (f) a duly executed counterpart original of a form of notice mutually acceptable to Seller and Buyer to vendors under the Assumed Contracts (the “Vendor Notice Letter”); (g) the Seller’s Title Certificate; (h) four (4) originals of the certificate of Seller (the “Seller Closing Certificate”) in the form of Exhibit H updating the representations and warranties contained in this Agreement to the Closing Date and noting any changes thereto, it being understood that the specifying of such changes shall be deemed to modify the representations and warranties made on the Effective Date subject to Buyer’s rights under Section 10B(2) below; (i) evidence reasonably satisfactory to Title Company that all documents and instruments reasonably necessary for the Monetary Liens to be paid off, bonded over or discharged of record have been obtained by Seller, evidence reasonably satisfactory to Title Company that all necessary authorizations of the transaction provided herein have been obtained by Seller, and such other documents and instruments as may be reasonably requested by Title Company in order to consummate the transaction contemplated hereby and to issue the Owner’s Policy (provided that the same do not materially decrease Seller’s rights or materially increase Seller’s obligations hereunder); (j) to the extent they are then in Seller’s possession, and have not theretofore been delivered to Buyer, originals (or copies, if originals are unavailable) of the Tenant Leases, all

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Assumed Contracts and originals (or copies if originals are unavailable) of all permits and licenses (which materials under this clause (j) may be either delivered to Title Company or left at the management office at the Property; and (k) a unit availability report indicating all apartment units in the Property that are vacant as of the Closing Date and which of such vacant apartment units are not in rent ready condition.
(4)    By Buyer. Buyer shall deliver (a) the Closing Payment by wire transfer of immediately available federal funds; (b) four (4) duly executed counterpart originals of the Bill of Sale, Assignment and Assumption; (c) a duly executed counterpart of the Closing Statement; (d) four (4) counterpart originals of the certificate of Buyer (“Buyer Closing Certificate”) in the form of Exhibit I updating the representations and warranties contained in this Agreement to the Closing Date and noting any material changes, it being understood that the specifying of such changes shall be deemed to modify the representations and warranties made on the Effective Date; (e) a duly executed counterpart of the Tenant Notice Letter; and (f) evidence reasonably satisfactory to Title Company that all necessary authorizations of the transaction provided herein have been obtained by Buyer, and such other documents and instruments as may be reasonably requested by Title Company in order to consummate the transaction contemplated hereby and to issue the Owner’s Policy (provided that the same do not materially decrease Buyer’s rights or materially increase Buyer’s obligations hereunder).
B.    Conditions to Closing; Delivery to Parties. The conditions to the closing of such escrow shall be Title Company’s receipt of funds and documents described in Section 6A above (the “Closing Documents”) and the items to be delivered by third parties all as described in the Escrow Agreement. Upon the satisfaction of the above conditions, then Title Company shall deliver the Closing Documents in accordance with the Escrow Agreement and take all other actions authorized by the Escrow Agreement.
C.    Closing Costs. Buyer shall pay (a) the cost of any extended coverage to, and all endorsements for, the Owner’s Policy requested by Buyer, as well as the costs of any lender title policy and endorsements in connection with any financing obtained by Buyer, together with any sales tax thereon; (b) 50% of escrow costs and fees with respect to the Closing; (c) all recording fees in connection with any loan obtained by Buyer; (d) all fees, costs or expenses in connection with Buyer’s due diligence reviews hereunder or any financing obtained by Buyer; and (e) all costs of updating the Survey. Seller shall pay (a) the cost of any title commitment and any title insurance premium for the standard (TLTA) coverage portion of the Owner’s Policy, together with any sales tax thereon; (b) 50% of escrow costs and fees with respect to the Closing; (c) the recording or other fees for the release of any Monetary Liens or other encumbrances that Seller is required to or elects to cause to be removed, released, bonded, insured or endorsed over; (d) the “Commission” (as defined in Section 11A(2) below); and (e) the recording fees for the recording of the Deed. Seller and Buyer shall each pay their respective (i) legal fees and expenses (subject to Section 11F of this Agreement), (ii) share of prorations (as provided below), and (iii) the cost of all of its performances under this Agreement. The obligations of the parties contained in this Section 6C shall survive the termination of this Agreement or the Closing Date, as applicable.
D.    Prorations.

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(1)    Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date:
(a)    Taxes and Assessments.
(i)    All real estate taxes and assessments on the Property for the tax year (the “Current Tax Year”) in which the Closing occurs shall be initially prorated at Closing through the Closing Date based upon the latest available tax information for the Current Tax Year (with Seller and Buyer each being responsible for a pro rata share of such taxes and assessments based upon the number of days in the Current Tax Year occurring before the Closing Date, in the case of Seller, and on and after the Closing Date, in the case of Buyer). Buyer shall receive a credit against the Purchase Price for the amount of Seller’s pro rata share of the real estate taxes and assessments based upon the number of days in the Current Tax Year occurring before the Closing Date. Upon and after the Closing Date and subject to the credit provided to Buyer as reflected in the prior sentence, Buyer shall be responsible for real estate taxes and assessments on the Property due and payable on and following the Closing Date, including, without limitation, any unpaid real estate taxes and assessments for the Current Tax Year.
(ii)    In no event shall Seller be charged with or be responsible for any increase in the real estate taxes or assessments on the Property resulting from the sale of the Property. All tax refunds and credits attributable to any period prior to the Closing Date which Seller has paid or for which Seller has given a credit to Buyer shall belong to and be the property of Seller regardless of when received by Seller or Buyer, and Buyer shall promptly pay the same to Seller if received by Buyer. All tax refunds and credits attributable to any period on or after the Closing Date shall belong to and be the property of Buyer regardless of when received by Seller or Buyer, and Seller shall promptly pay the same to Buyer if received by Seller. Buyer and Seller agree to cooperate with each other in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of this subsection, including the delivery to each other, upon demand, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consent or other documents, and the undertaking of any acts reasonably necessary for the collection of such refund.
(b)    Rents. All rents and utility reimbursements under the Tenant Leases (except as hereinafter provided) shall be prorated between Buyer and Seller. Seller shall be entitled to retain all paid rent, utility reimbursements and other items allocable to the period prior to the Closing, and Buyer shall be entitled to retain all rent, utility reimbursements and other items allocable to the period from and after the Closing Date. Seller shall deliver or provide a credit against the Purchase Price in an amount equal to all prepaid rentals for periods from and after the Closing Date and all refundable security or pet deposits (to the extent the foregoing were made by tenants under the Tenant Leases and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. Rents and utility reimbursements which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date for a period of three (3) months following the Closing (but Buyer shall not be required to litigate or

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declare a default under any Tenant Lease). To the extent Buyer receives rents or utility reimbursements on or after the Closing Date, such payments shall be applied first toward the rent and utility reimbursements for the month in which the Closing occurs, then to the rent and utility reimbursements owed to Buyer in connection with the Tenant Leases for which such payments are received, and then to any delinquent rents and utility reimbursements owed to Seller, with Seller’s share thereof being promptly delivered to Seller. For a period of three (3) months following the Closing, Buyer may not waive any delinquent rents nor modify the Tenant Leases so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of such amounts without first obtaining Seller’s written consent. Buyer shall include Seller’s delinquent billings in its statements for a period of three (3) months following the Closing. Seller shall not have and hereby waives any right to pursue any remedy against any existing tenant owing delinquent rents, utility reimbursements and any other amounts owing to Seller, and Seller shall not be entitled to terminate any such Tenant Lease or such tenant’s right to possession. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default under any Tenant Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.
(c)    Operating Expenses; Utilities. All amounts payable under any Assumed Contracts (subject to the terms of Section 5C(2) hereof) and, subject to Section 6D(3), any other expenses of the operation and maintenance of the Property, shall be prorated between Buyer and Seller, Seller being charged and credited for all of the same allocable to the period up to the Closing Date and Buyer being charged and credited for all of the same allocable to the period from and after the Closing Date.
(2)    Calculation; Reproration. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Title Company (based on information provided to Title Company by Buyer and Seller) at least three (3) business days prior to the Closing and approved by Buyer and Seller. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subsection. The estimated closing statement as described in §1.6045‑4(e)(3)(ii) of the U.S. Treasury Regulations (the “Regulations”), prepared by Title Company and adjusted as aforesaid and approved in writing by the parties (which approval shall not be withheld if prepared in accordance with this Agreement) shall be referred to herein as the “Closing Statement”. If the prorations and credits made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within sixty (60) days after the Closing Date (except with respect to real estate taxes and assessments and amounts prorated pursuant to Section 6D(1)(c)), in which case such adjustment shall be made within sixty (60) days after the receipt of the final tax bill and any other information necessary to perform such adjustment is available), and if a party fails to request an adjustment to the Closing Statement by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such party desires to adjust and the reasons for such adjustment), then the

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prorations and credits set forth in the Closing Statement shall be binding and conclusive against such party.
(3)    Items Not Prorated. Seller and Buyer agree that (a) none of the insurance policies relating to the Property will be assigned to Buyer and Buyer shall be responsible for arranging for its own insurance as of the Closing Date; (b) to the extent the same are in the name of Seller, utilities, including telephone, electricity, water and gas, shall be read on the Closing Date and Buyer shall be responsible for all the necessary actions needed to arrange for utilities in the name of Seller to be transferred to the name of Buyer on the Closing Date, including the posting of any required deposits; (c) there will be no amortization, proration or adjustment between Seller and Buyer for decorating fees or up-front pet fees (excluding refundable pet deposits), all of which Buyer agrees shall belong solely to Seller. Accordingly, there will be no prorations for insurance, utilities, decorating or up-front pet fees (excluding refundable pet deposits). Notwithstanding the foregoing, in the event a meter reading is unavailable for any particular utility, such utility shall be prorated in the manner provided in Section 6D(1)(c) above.
(4)    Survival. The provisions of this Section 6D shall survive the Closing Date.
7.    Destruction/Condemnation of Property . In the event that, after the Effective Date but prior to the Closing Date, all or any portion of the Land or Improvements is damaged or destroyed by any casualty which would cost in excess of five percent (5%) of the Purchase Price to repair, as determined by a contractor mutually acceptable to Seller and Buyer in their reasonable discretion, or there is a taking or condemnation of all or any portion of the Land or Improvements under the provisions of eminent domain law after the Effective Date but prior to the Closing Date where the condemnation award would be in excess of five percent (5%) of the Purchase Price, that results in a loss of the primary access to the Property, or that would materially interfere with the present use of such property (as determined by Seller in its reasonable discretion) (a “Casualty/Condemnation Event”), Seller shall give Buyer prompt written notice of the same (“Casualty/Condemnation Notice”), but Seller shall have no obligation to repair or replace any damage or destruction caused by the foregoing. In such event, Buyer shall have the right to terminate this Agreement by written notice thereof delivered to Seller within ten (10) days after Buyer has received such Casualty/Condemnation Notice from Seller, and if such termination right is exercised, the Deposit (less the Independent Consideration) shall be returned to Buyer by Title Company, Buyer shall be entitled to reimbursement of Buyer’s Expenses in the event that Buyer is required to deliver Buyer Reports to Seller in accordance with the terms of Section 5C of this Agreement and this Agreement shall terminate and be of no further force or effect, except for the provisions hereof which survive the termination of this Agreement expressly as set forth herein. If Buyer does not so timely elect to so terminate this Agreement or the casualty or condemnation is not a Casualty/Condemnation Event because it does not in fact meet or exceed the thresholds described above, Seller shall have no obligation to repair the Land or Improvements or portion thereof so damaged, the Closing shall take place as provided herein, and Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller under or pursuant to any casualty insurance coverage, or under the provisions of eminent domain law, as applicable, and all proceeds from any such casualty insurance (including all rent loss insurance applicable to any period from and after (but not before)

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the Closing) or condemnation awards received by Seller on account of any such casualty or condemnation, as the case may be (“Proceeds”) (but only to the extent the same have not been applied by Seller prior to the Closing Date to repair the resulting damage), and Buyer shall be credited with the remaining cost to repair the damage or destruction caused by such casualty, provided, however, if such casualty is insured and Seller is able to assign to Buyer all Proceeds in connection therewith, then the credit shall not exceed the amount of the deductible under Seller’s casualty insurance policy (less any amount of the deductible expended by Seller to repair the resulting damage in a manner reasonably approved by Buyer).
8.    Representations and Warranties; Certain Covenants.
A.    Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as of the Effective Date as follows (for purposes of this Agreement, “Seller’s knowledge” (or any similar phrase) meaning the present actual knowledge, without taking into account any constructive or imputed knowledge and without duty of investigation or inquiry, of Douglas Welker, Julie Krueger or Laird Sparks, but such individuals shall not have any liability under or in connection with this Agreement):
(1)    Authority. Seller is a limited partnership, duly formed and validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite limited partnership power and authority to execute and deliver, and to perform all of its obligations under, this Agreement.
(2)    Due Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Seller and does not and will not (a) require any consent or approval that has not been obtained, or (b) violate any provision of Seller’s organizational documents.
(3)    Enforceability. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equitable principles.
(4)    No Bankruptcy or Dissolution. No “Bankruptcy/Dissolution Event” (as defined below) has occurred with respect to Seller or, if Seller is a partnership, any of the general partners in Seller. As used herein, a “Bankruptcy/Dissolution Event” means any of the following: (a)the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of any property interest; (c) an assignment for the benefit of creditors; (d) an attachment, execution or other judicial seizure of a substantial property interest; (e) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (f) a dissolution or liquidation, death or incapacity.
(5)    Litigation. Except as set forth in Exhibit K, to Seller’s knowledge, there is no pending or threatened action, litigation, condemnation or other proceeding not covered by insurance filed against Seller with respect to the Property.

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(6)    Compliance. Except as set forth in Exhibit L, to Seller’s knowledge, Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is currently not in compliance with applicable laws and ordinances.
(7)    Rent Roll. Exhibit M contains a true and correct copy of the following reports used by Seller in connection with its operation of the Property: (i) the rent roll (the “Rent Roll”), which, to Seller’s knowledge, sets forth all tenants (“Tenants”) of the Property under the Tenant Leases as of the date thereof; (ii) a delinquency report; (iii) a concession report, which, to Seller’s knowledge, sets forth all concessions granted to Tenants under the Tenant Leases; and (iv) a list of any security or pet deposits made by Tenants under the Tenant Leases that, to Seller’s knowledge, have not been applied or forfeited prior to the Closing Date. To Seller’s knowledge, true, correct and complete copies of the Tenant Leases have been provided to Buyer. To Seller’s knowledge, each Tenant Lease is in full force and effect, and, except as noted on the Rent Roll, the term of the same and the obligation to pay rent thereunder has commenced and the Tenant thereunder is in full possession and actual occupancy thereof. To Seller’s knowledge, Seller is not in material default under any Tenant Lease and, except as otherwise disclosed in the Rent Roll or the delinquency report, no Tenant is in default under any Tenant Lease. Notwithstanding anything to the contrary contained in this Agreement, Seller does not represent or warrant that any particular Tenant Lease will be in force or effect at Closing or that the Tenants under the Tenant Leases will have performed their obligations thereunder. The termination of any Tenant Lease prior to Closing by reason of a Tenant’s default or for any other reason not constituting a default by Seller under this Agreement shall not constitute a breach of this representation and warranty by Seller and shall not affect the obligations of Buyer under this Agreement in any manner or entitle Buyer to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Buyer.
(8)    Contracts. To Seller’s knowledge, Exhibit B attached hereto lists all of the service contracts and equipment leases related to the Property (the “Contracts”) entered into by or on behalf Seller, its affiliates or the property manager for the Property that affect the Property and the service provider under each Contract. To Seller’s knowledge, neither Seller nor any other party to the Contracts is in material default under any term of any Contract.
(9)    OFAC. Neither Seller nor any of its affiliates, nor, to Seller’s knowledge, any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement, is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of prohibited countries, territories, “specifically designated nationals” (“SDNs”) or “blocked person” (each a “Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (b) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support

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Terrorism”; (d) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (e) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes or (vi) any regulations promulgated under the foregoing statutes. For purposes of this Agreement, an “affiliate” of, or a person “affiliated with, a specified person, is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.
(10)    Hazardous Materials. Except as set forth in the Phase I environmental site assessment of the Property obtained by Seller when it acquired the Property (the “Environmental Report”), to Seller’s knowledge, there is not any, and has been no, release of any material known to Seller to be a “Hazardous Material” at or upon the Property, in an amount which would, as of the Effective Date, give rise to an “Environmental Compliance Cost.” For purposes of this Agreement, the term “Hazardous Material” means (i) mold, fungi, bacteria and/or biological growth or biological growth factors, and (ii) asbestos, petroleum products, inflammable explosives, radioactive materials, polychlorinated biphenyls, lead, lead-based paint, under and/or above ground tanks, oil or related materials and any other hazardous waste or substance which has, as of the Effective Date, been determined to be hazardous or a pollutant by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, or any instrumentality authorized to regulate substances in the environment which has jurisdiction over the Property (“Environmental Agency”) which substance causes the Property (or any part thereof) to be in material violation of any applicable environmental laws; provided, however, that the term “Hazardous Material” shall not include (x) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (y) materials which are stored or used in the ordinary course of a tenant’s occupancy at, Seller’s operation of the Property, and which are stored, used, held, or disposed of or in material compliance with all applicable environmental laws. The term “Environmental Compliance Cost” means any material out-of-pocket cost, fee or expense reasonably incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and regulations directly relating to the existence on the Property of any Hazardous Material.
(11)    ERISA. Seller is not (and, throughout the period in which transactions contemplated by this Agreement are occurring, will not be) and is not acting on behalf of (and, throughout the period in which transactions contemplated by this Agreement are occurring, will not be acting on behalf of) (i) an “employee benefit plan” as defined in Section 3(3) of “ERISA” (as defined below), (ii) a “plan” as defined in and subject to Section 4975 of the “Internal Revenue Code” (as defined below), or (iii) an entity deemed to hold “plan asset” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
(12)    No Pension Code Violation. The transactions contemplated by this Agreement are not in violation of any laws applicable to Seller regulating investments of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

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(13)    Employees. Seller has no employees which Buyer shall be obligated to employ following the Closing.
(14)    Property Rights. To Seller’s knowledge, no person or entity has any interest, option, right of first refusal, right of first offer or similar purchase right with respect to the Property, and Seller has good and valid title to the Personal Property and the Intangible Property.
(15)    Operating Statements. To Seller’s knowledge, the operating statements for the Property delivered or made available to Buyer as part of the Property Documents were prepared by or on behalf of Seller, and are the true and correct copies that were used and relied upon by Seller, in the ordinary course of Seller’s business and operation of the Property.
(16)    Defect Notices. To Seller’s knowledge, neither Seller, any of its affiliates nor the property manager of the Property has received any written notice of the existence of material structural or mechanical defects in the Improvements or Personal Property.
B.    Representations and Warranties of Buyer. Buyer hereby represents and warrants the following to Seller as of the Effective Date:
(5)    Authority. Buyer is a limited liability company, duly formed and validly existing and in good standing under the laws of the State of Texas. Buyer has all requisite power and authority to execute and deliver, and to perform all its obligations under, this Agreement.
(6)    Due Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Buyer and does not and will not (a) require any consent or approval that has not been obtained or (b) violate any provision of Buyer’s organizational documents.
(7)    Enforceability. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and general equitable principles.
(8)    No Bankruptcy/Dissolution Event. No Bankruptcy/Dissolution Event has occurred with respect to Buyer or, if Buyer is a partnership, any of the general partners in Buyer.
(9)    ERISA. Buyer is not (and, throughout the period in which transactions contemplated by this Agreement are occurring, will not be) and is not acting on behalf of (and, throughout the period in which transactions contemplated by this Agreement are occurring, will not be acting on behalf of) (i) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or (iii) an entity deemed to hold “plan asset” of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

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(10)    No Pension Code Violation. The transactions contemplated by this Agreement are not in violation of any laws applicable to Buyer regulating investments of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
(11)    OFAC. Neither Buyer nor any of its affiliates, nor, to Buyer’s knowledge, any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Agreement, is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of prohibited countries, territories, SDNs or any Prohibited Person (which lists can be accessed at the web address: for the us treasury including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (b) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; (d) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (e) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes or (vi) any regulations promulgated under the foregoing statutes.
C.    Survival. Notwithstanding anything to the contrary herein, the representations and warranties set forth in Section 8A and any cause of action with respect to a breach of the representations and warranties set forth in Section 8A shall survive for a period of nine (9) months from the Closing Date (the “Survival Period”), at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation or subject to a pending written claim) shall terminate. Notwithstanding the foregoing, Seller shall have no liability, and Buyer shall make no claim against Seller for (and Buyer shall be deemed to have waived any failure of a condition hereunder by reason of), a breach of any representation or warranty, covenant or other obligation of Seller under this Agreement or any Closing Document if the breach in question constitutes or results from a condition, state of facts or other matter that was known to Buyer prior to Closing because such condition, state of facts or other matter was disclosed in any of the Property Documents delivered to or made available for review by Buyer, or otherwise disclosed by Seller to Buyer, and Buyer still proceeds to Closing.
D.    Certain Limitations. Notwithstanding anything to the contrary in this Agreement or any Closing Document executed in connection with this Agreement and without limitation upon the limitations elsewhere in this Agreement and subject to Section 11K(12): (1) neither Seller nor Buyer shall have any liability (and neither Seller nor Buyer shall make any claim against the other) for a breach of any representation or warranty or any other obligation of Seller or Buyer, as applicable, under this Agreement or any Closing Document executed in connection with this Agreement unless the valid claims for all such breaches collectively aggregate to more

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than Fifty Thousand and No/100 U.S. Dollars ($50,000.00); (2) the liability of Seller or Buyer under this Agreement and such Closing Documents shall not exceed, in the aggregate, the amount equal to Nine Hundred Fifty-Five Thousand and No/100 U.S. Dollars ($955,000.00) (the “Cap”) (it being understood that, notwithstanding anything to the contrary in this Agreement or any other document, the liability of Seller and/or Buyer under this Agreement and the Closing Documents executed in connection herewith shall in no event exceed, in the aggregate, the amount of the Cap); and (3) in no event shall either Seller or Buyer be liable for any consequential or punitive damages. Seller hereby covenants and agrees to maintain a tangible net worth consisting of liquid assets in an amount at least equal to the Cap until the later of (i) the expiration of the Survival Period or (ii) the date upon which any litigation or claim filed against Seller based upon a breach of this Agreement is finally resolved or settled by the parties or adjudicated by a court of law.
E.    Certain Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement, except as otherwise expressly provided below:
(1)    Property Maintenance. Seller shall use commercially reasonable efforts to maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligation not including capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or eminent domain or other force majeure events beyond the control of Seller, including changes in laws, rules, ordinances and regulations.
(2)    Contracts and Agreements. After the Effective Date, Seller shall not enter into any new service contracts or other similar agreements affecting the Property that will be binding on Buyer without the prior consent of Buyer (not to be unreasonably withheld, conditioned or delayed); provided, however, that Seller may, without the prior consent of Buyer, enter into new service contracts and similar agreements which are cancelable on thirty (30) days’ notice without penalty or renew any service contracts or similar agreements affecting the Property in existence as of the Effective Date if such renewal(s) are made in accordance with the terms of such existing service contracts or similar agreements. Buyer’s failure to approve or disapprove such service contracts within three (3) business days after Buyer’s receipt of Seller’s written request for such approval shall be deemed approval of the same. Prior to the expiration of the Due Diligence Period, Seller shall promptly provide Buyer with a copy of any new contract or agreement entered into by Seller during the Due Diligence Period.
(3)    Tenant Leases. Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date, but Buyer shall have no right to consent to any such leases so long as Seller complies with the provisions of this Section 8E(3) and the terms of any new leases shall not exceed fifteen (15) months.
(4)    Preparation of Vacant Units for Lease. At the time of Closing, Seller shall cause all apartment units in the Property which have been vacant for five (5) days or more to be in a market rent-ready condition according to Seller’s past practice. With respect to each apartment unit that has been vacant for five (5) days or more prior to Closing that is not in such a rent-ready

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condition at the Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to up to Five Hundred and No/100 U.S. Dollars ($500.00).
F.    Covenants of Buyer.
(1)    Condominium Conversion Restriction. Buyer, for itself and on behalf of its successors and assigns, hereby covenants and agrees not to convert the Property or any portion thereof to a condominium, cooperative, or planned community subject to a declaration pursuant to which a person, by virtue of the person’s ownership of a unit therein is obligated to pay for a share of real estate taxes, insurance premiums, maintenance, or improvement of, or other expenses related to common elements, other units or other real estate described in such declaration (a “Planned Community”) or file a condominium map or establish a condominium regime (collectively, the “Condominium Conversion Restriction”) for a period equal to that date which is ten (10) years after the completion of the initial construction of the Improvements as evidenced by the issuance of a certificate of occupancy (the “Restrictive Period”). As a material inducement to Seller entering into this Agreement, Buyer covenants and agrees to accept the Deed at Closing subject to the terms and conditions set forth in the Declaration of Restrictive Covenants. For purposes of this Agreement, the occurrence of any one or more of the following conditions during the Restrictive Period shall constitute a “Triggering Event”: (i) the conversion of the Property or any portion thereof to a condominium, cooperative, or Planned Community; (ii) the filing of a condominium map or establishment of a condominium regime; or (iii) the delivery of a deed of any separate interest (as defined by applicable law) in any residential dwelling unit constructed on the Land (other than leases of such units in the regular course of business) in connection with the conversion of all or any portion of the Property into condominiums, cooperatives, or Planned Communities.
(2)    Indemnification. In the event a Triggering Event occurs during the Restrictive Period, whether by Buyer or any subsequent owner of the Property, Buyer hereby agrees to indemnify, defend and hold Seller and all “Seller Related Parties” (as defined below) harmless from and against: (i) ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, THE VIOLATION OF THE CONDOMINIUM CONVERSION RESTRICTION; (ii) ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, THE DESIGN, PROCESSING, BONDING, DEVELOPMENT, CONSTRUCTION, IMPROVEMENT, COMPLETION, REPAIR, REMEDIATION, OWNERSHIP, USE, MAINTENANCE, MANAGEMENT OR OPERATION OF THE PROPERTY, OR ANY PORTION OR PORTIONS THEREOF, INCLUDING, WITHOUT LIMITATION, ANY DESIGN OR

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CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS OR OTHER CONDITIONS AFFECTING THE PROPERTY, WHETHER THE FOREGOING CLAIMS DESCRIBED IN SUBSECTIONS (i) AND (ii) ABOVE RESULT FROM THE ACTION, INACTION, NEGLIGENCE, OR STRICT LIABILITY OF SELLER OR ANY OF THE SELLER RELATED PARTIES. THE INDEMNITIES HEREIN SHALL BE EFFECTIVE WHETHER OR NOT THE CLAIM IS CAUSED BY THE SOLE, CONCURRENT OR PARTIAL NEGLIGENCE, FAULT OR STRICT LIABILITY OF SELLER OR ANY OF THE SELLER RELATED PARTIES. Buyer, at its sole cost and expense, shall promptly dispose of all such Claims, defend all Claims filed or asserted against Seller and/or any of the Seller Related Parties with counsel reasonably satisfactory to Buyer and Seller, pay all judgments rendered against Seller or any of the Seller Related Parties related to such Claims and reimburse Seller and any of the Seller Related Parties upon demand for their reasonable attorneys’ fees and costs incurred in defense of any Claims, all in accordance with Section 11N of this Agreement.
(3)    Assignment. Seller may assign any and all of its right, title and interest (including any related Claims against Buyer) under this Section 8F to any of its affiliates or without Buyer’s prior consent.
(4)    Survival. All terms and provisions of this Section 8F shall survive the Closing and delivery of the Deed.
9.    DISCLAIMER, RELEASE AND ASSUMPTION. AS AN ESSENTIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT, AND AS PART OF THE DETERMINATION OF THE PURCHASE PRICE, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES AS OF THE EFFECTIVE DATE AND AS OF THE CLOSING DATE AS FOLLOWS:
A.    DISCLAIMER.
(12)    AS-IS, WHERE IS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS, WHERE IS” BASIS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY OTHER MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION: (i) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION AND ASPECTS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, SEISMIC ASPECTS OF THE PROPERTY, FOUNDATION, ROOF,

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APPURTENANCES, ACCESS, SIGNAGE, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, THE SQUARE FOOTAGE WITHIN THE IMPROVEMENTS ON THE PROPERTY AND THE IMPROVEMENTS AND WITHIN EACH TENANT SPACE THEREIN, (ii) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (iii) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (iv) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (v) THE ZONING AND OTHER LEGAL STATUS OF THE PROPERTY, THE IMPROVEMENTS AND ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (vi) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (vii) THE ENVIRONMENTAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF ANY HAZARDOUS MATERIAL ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (viii) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (ix) THE CONDITION OF TITLE TO THE PROPERTY, (x) THE TENANT LEASES, CONTRACTS OR OTHER AGREEMENTS AFFECTING THE PROPERTY AND THE IMPROVEMENTS, AND (xi) ECONOMICS OF THE OPERATION OF THE PROPERTY AND THE IMPROVEMENTS OR THE FINANCIAL CONDITION OF ANY TENANT OF THE PROPERTY.
(13)    SOPHISTICATION OF BUYER. BUYER ACKNOWLEDGES AND AGREES THAT IT IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY, AND (SUBJECT TO THE LIMITATIONS ON SUCH ACTIVITIES IMPOSED BY THE TENANT LEASES OR BY SELLER PURSUANT TO THE OTHER PROVISIONS HEREOF) THAT BUYER HAS BEEN GIVEN OR WILL BE GIVEN BEFORE THE END OF THE DUE DILIGENCE PERIOD, A FULL OPPORTUNITY TO INSPECT AND INVESTIGATE EACH AND EVERY ASPECT OF THE PROPERTY AND ANY AND ALL MATTERS RELATING THERETO, EITHER INDEPENDENTLY OR THROUGH AGENTS OF BUYER’S CHOOSING, INCLUDING, WITHOUT LIMITATION:
(a)    ALL MATTERS RELATING TO TITLE, TOGETHER WITH ALL GOVERNMENTAL AND OTHER LEGAL REQUIREMENTS SUCH AS TAXES, ASSESSMENTS, ZONING, USE PERMIT REQUIREMENTS AND BUILDING CODES.
(b)    THE PHYSICAL CONDITION AND ASPECTS OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE INTERIOR, THE

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EXTERIOR, THE SQUARE FOOTAGE WITHIN THE IMPROVEMENTS AND WITHIN EACH TENANT SPACE THEREIN, THE STRUCTURE, SEISMIC ASPECTS OF THE PROPERTY, THE PAVING, THE UTILITIES, AND ALL OTHER PHYSICAL AND FUNCTIONAL ASPECTS OF THE PROPERTY. SUCH EXAMINATION OF THE PHYSICAL CONDITION OF THE PROPERTY SHALL INCLUDE AN EXAMINATION FOR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIAL, WHICH SHALL BE PERFORMED OR ARRANGED BY BUYER AT BUYER’S SOLE EXPENSE.
(c)    ANY EASEMENTS AND/OR SIGNAGE OR ACCESS RIGHTS AFFECTING THE PROPERTY.
(d)    THE TENANT LEASES AND ALL MATTERS IN CONNECTION THEREWITH, INCLUDING, WITHOUT LIMITATION, THE ABILITY OF THE TENANTS TO PAY THE RENT AND THE ECONOMIC VIABILITY OF THE TENANTS.
(e)    ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THE CONTRACTS AND ANY OTHER DOCUMENTS OR AGREEMENTS OF SIGNIFICANCE AFFECTING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY RECIPROCAL EASEMENT AGREEMENTS, LICENSE AGREEMENTS OR ANY OPERATING AGREEMENTS AFFECTING THE PROPERTY.
(f)    ALL FINANCIAL EXAMINATIONS AND OTHER MATTERS OF SIGNIFICANCE AFFECTING THE PROPERTY, THE TENANTS OF THE PROPERTY, OR OTHERWISE RELATING TO THE ACQUISITION BY BUYER OF THE PROPERTY.
BUYER WILL ACQUIRE THE PROPERTY SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN THE REPRESENTATIONS AND WARRANTIES OF SELLER EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS).
(14)    PASSIVE OWNER. SELLER HAS DELEGATED THE DAY-TO-DAY MANAGEMENT AND OPERATION OF THE PROPERTY TO A THIRD PARTY MANAGER OF THE PROPERTY.
(15)    DUE DILIGENCE MATERIALS/PROPERTY DOCUMENTS. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL REPORT, ANY PROPERTY CONDITION REPORT AND ANY OTHER PROPERTY DOCUMENTS, IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE

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ACCURACY OR COMPLETENESS OF SUCH INFORMATION (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS). SELLER SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTY, NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS (EXCEPT FOR THE REPRESENTATIONS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS), APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER OR BY ANY MANAGER, LEASING AGENT, ATTORNEY, REAL ESTATE BROKER, AGENT, REPRESENTATIVE, AFFILIATE, DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE, SERVANT, CONSTITUENT PARTNER OR MEMBER OF SELLER, CONTROLLING PERSON, AFFILIATE OF SELLER, OR OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF.
(16)    CONSPICUOUS DISCLAIMERS. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED HEREIN ARE “CONSPICUOUS” DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER.
B.    RELEASE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, BUYER, ON BEHALF OF ITSELF, ITS AFFILIATES, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY WAIVES ITS RIGHT TO RECOVER FROM, AND FOREVER RELEASES AND DISCHARGES, SELLER AND ALL SELLER RELATED PARTIES FROM ANY AND ALL DEMANDS, CLAIMS, LEGAL OR ADMINISTRATIVE PROCEEDINGS, LOSSES, LIABILITIES, DAMAGES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COSTS), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN (“CLAIMS”), WHICH ANY BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER (A “BUYER RELATED PARTY”) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE ENVIRONMENTAL REPORT, ANY PROPERTY CONDITION REPORT, AND ANY OTHER PROPERTY DOCUMENTS, AND ANY OTHER DOCUMENTS AND INFORMATION REFERRED TO HEREIN, ANY TENANT LEASES AND THE TENANTS THEREUNDER, SIGNAGE AND OTHER USAGE RIGHTS, ENTITLEMENTS, ZONING, PARKING, TITLE DOCUMENTS OR DEFECTS, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. AS USED HEREIN, “SELLER RELATED PARTIES” SHALL MEAN SELLER AND SELLER’S AFFILIATES, EITHER DIRECTLY OR INDIRECTLY AS CONSTITUENT OWNERS OR AFFILIATES OF SELLER, AND THEIR RESPECTIVE CONSTITUENT PARTNERS, MEMBERS, SHAREHOLDERS, OWNERS, OFFICERS

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AND DIRECTORS, AND ALL OF THE FOREGOING’S RESPECTIVE AGENTS, REPRESENTATIVES, ATTORNEYS, EMPLOYEES, SERVANTS, BROKERS AND CONTROLLING PERSONS, AND ANY OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THE FOREGOING PROVISIONS OF THIS SECTION 9 SHALL NOT LIMIT, HOWEVER, SELLER’S EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH.
____________________    ____________________

INITIALS OF SELLER    INITIALS OF BUYER
C.    CERTAIN PROPERTY DISCLOSURES. WITH RESPECT TO ALL OF THE FOLLOWING MATTERS IN THIS SECTION 9C AND WITHOUT LIMITATION ON ANY OTHER PROVISIONS OF THIS AGREEMENT, BUYER SHALL EVALUATE SUCH MATTERS DURING THE DUE DILIGENCE PERIOD IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5. BUYER SHALL ASSUME ALL RESPONSIBILITY FOR SUCH MATTERS AND SHALL NOT SEEK ANY PAYMENT OR OTHER ACTION FROM SELLER (AND SELLER SHALL HAVE NO OBLIGATION TO BUYER) WITH RESPECT TO SUCH MATTERS EXCEPT TO THE EXTENT OTHERWISE PROVIDED IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS; SUCH MATTERS HAVE ALREADY BEEN TAKEN INTO ACCOUNT IN CALCULATION OF THE PURCHASE PRICE OF THE PROPERTY; AND SUCH MATTERS SHALL NOT BE DEEMED TO EXPAND IN ANY MANNER THE LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED HEREIN OR IN THE CLOSING DOCUMENTS. WITHOUT LIMITATION ON THE GENERALITY OF THE FOREGOING:
(1)    ENVIRONMENTAL MATTERS. SELLER HAS DELIVERED TO BUYER (AND BUYER ACKNOWLEDGES RECEIPT OF) THE ENVIRONMENTAL REPORT. SELLER SHALL HAVE NO OBLIGATION TO BUYER IN CONNECTION WITH THE MATTERS SET FORTH IN THE ENVIRONMENTAL REPORT OR OTHERWISE WITH RESPECT TO ANY ENVIRONMENTAL MATTERS. BUYER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED THE ENVIRONMENTAL REPORT AND SHALL REVIEW THE SAME PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD.
(2)    LAND USE, ZONING, ENTITLEMENT AND DEVELOPMENT ISSUES. BUYER SHALL DETERMINE DURING THE DUE DILIGENCE PERIOD WHETHER IT IS SATISFIED WITH THE STATUS AND COMPLIANCE OF THE PROPERTY WITH RESPECT TO ANY AND ALL LAND USE, ZONING, ENTITLEMENT AND DEVELOPMENT LAWS, RULES, ORDINANCES, REGULATIONS, RESTRICTIONS, STANDARDS, AGREEMENTS AND SIMILAR ITEMS AFFECTING THE PROPERTY.

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(3)    FINANCING. BUYER ACKNOWLEDGES AND AGREES THAT THE FINANCING CURRENTLY IN PLACE WITH RESPECT TO THE PROPERTY WILL NOT BE ASSUMED BY BUYER. THE OBTAINING OF ANY FINANCING BY BUYER SHALL NOT BE A CONDITION TO CLOSING UNDER THIS AGREEMENT.
(4)    WATER ODOR MATTERS. BUYER ACKNOWLEDGES RECEIPT OF (X) THE MEMORANDUM DATED JULY 15, 2014 FROM SELLER REGARDING ODOR DETECTED IN THE WATER COMING FROM KITCHEN AND BATHROOM FAUCETS AT THE PROPERTY (THE “WATER ODOR ISSUE”) AND (Y) THE LETTER DATED SEPTEMBER 20, 2013 FROM THE CITY OF DALLAS (THE “CITY”) REGARDING THE RESULTS OF THE CITY’S TESTS RELATING TO THE WATER ODOR ISSUE (COLLECTIVELY, THE “WATER ODOR DOCUMENTS”). SELLER SHALL HAVE NO OBLIGATION TO BUYER IN CONNECTION WITH THE MATTERS SET FORTH IN THE WATER ODOR DOCUMENTS, THE WATER ODOR ISSUE OR ANY UNDERLYING CAUSE OF ODOR DETECTED IN WATER AT THE PROPERTY. BUYER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED THE WATER ODOR DOCUMENTS AND SHALL REVIEW THE SAME PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD.
D.    SURVIVAL. THIS SECTION 9 SHALL SURVIVE THE CLOSING DATE OR THE EARLIER TERMINATION OF THIS AGREEMENT AND SHALL NOT BE DEEMED TO HAVE MERGED INTO ANY OF THE DOCUMENTS EXECUTED OR DELIVERED AT CLOSING.
____________________
INITIALS OF BUYER
10.    Conditions to Closing.
A.    Seller’s Conditions to Closing. In addition to the conditions provided in other provisions of this Agreement, Seller’s obligations to perform its undertakings provided in this Agreement (including its obligation to sell the Property) are conditioned on the following (any of which may be waived in writing by Seller):
(1)    Performance by Buyer. The due performance by Buyer of each and every undertaking and agreement to be performed by it hereunder (including the delivery to Seller or Escrow Agent, as applicable) of the items specified to be delivered by Buyer in Section 6 hereof).
(2)    Representations and Warranties. The truth of each representation and warranty made by Buyer in this Agreement in all material respects as of the Closing Date as if made on and as of the Closing Date.
B.    Buyer’s Conditions to Closing. In addition to the conditions provided in other provisions of this Agreement, Buyer’s obligations to perform its undertakings provided in this Agreement (including its obligation to purchase the Property) are conditioned on the following (any of which may be waived in writing by Buyer):

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(5)    Performance by Seller. The due performance by Seller of each and every undertaking and agreement to be performed by it hereunder (including the delivery to Buyer or Escrow Agent, as applicable, of the items specified to be delivered by Seller in Section 6 hereof).
(6)    Accuracy of Representations and Warranties. The representations and warranties of Seller are true and correct in all material respects as of the Closing Date as if made on and as of such Closing Date. Notwithstanding the foregoing, in the event a material change of circumstances not otherwise contemplated by this Agreement and which was not caused by Seller’s intentional breach of any of its obligations hereunder occurs on or prior to the Closing Date which causes any of Seller’s representations or warranties set forth in Section 8A above to become materially untrue or in the event of an unintentional breach or unintentional default by Seller which causes any of Seller’s covenants to be materially untrue (a “Change of Circumstances”), and, in either case, in the event that Buyer is not willing to waive its objection thereto, Seller shall have a period of five (5) business days from the date of the discovery by Seller of such Change of Circumstances to elect, at its sole option, to cure or otherwise compensate Buyer to Buyer’s reasonable satisfaction (including, without limitation, the right to bond over or indemnify Buyer with respect to the subject matter) for such untrue fact, condition or covenant and an additional five (5) business days to effect such cure (and the Closing Date shall be extended to accommodate such cure period). In the event that Seller does not cure such Change of Circumstances within such ten (10) business day period, Buyer shall have the right, as Buyer’s sole and exclusive remedy hereunder for such failure, either (a) to terminate this Agreement by written notice to Seller, in which case this Agreement shall be null and void and of no further force or effect and the parties hereto shall have no further obligations to each other (except for any obligations or liabilities that expressly survive termination of this Agreement) and the Deposit (minus the Independent Consideration) shall be refunded to Buyer by Title Company and Buyer shall be entitled to reimbursement of Buyer’s Expenses in the event that Buyer is required to deliver Buyer Reports to Seller in accordance with the terms of Section 5C of this Agreement, or (b) to waive the foregoing right of termination and all other rights and remedies on account of such breach or default and to close the transaction contemplated by this Agreement, without any reduction in the Purchase Price. Notwithstanding anything in this Section 10B(2) to the contrary, the foregoing procedure with respect to a Change of Circumstances shall not be applicable to the intentional breach by Seller of any of its obligations hereunder, it being understood that the remedy for such a breach by Seller shall be in accordance with Section 3C hereof.
11.    Miscellaneous.
A.    Brokerage Issues.
(7)    Generally. Except as provided in Section 11A(2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker’s or finder’s fee or commissions in connection herewith, then Seller shall indemnify, protect, defend and hold Buyer harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall

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indemnify, protect, defend and hold Seller harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The provisions of this Section 11A shall survive the Closing Date or any termination of this Agreement, as applicable.
(8)    Broker’s Commission. O’Boyle Properties, Inc. dba Apartment Realty Advisors - Central Region (“Broker”) has been engaged in connection with the transaction contemplated by this Agreement, and without limitation on the foregoing provisions of this Section, if and only if the transaction contemplated hereby shall close in accordance with the terms of this Agreement, Seller shall pay Broker the commission (the “Commission”) pursuant to a separate agreement between Seller and Broker.
B.    Limitation of Liability. No constituent partner or member in or agent of Seller, nor any present or future partner, member, manager, trustee, beneficiary, director, officer, shareholder, employee, advisor, affiliate or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Seller or any affiliate of Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer, its affiliates and their respective successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s interest in the Property and proceeds from the sale of the Property (including, any proceeds required to be retained by Seller pursuant to and in accordance with Section 8E above) for the payment of any claim or for any performance, and Buyer on behalf of itself and its successors and assigns hereby waives any and all such personal liability. For purposes of this Section 11B, no negative capital account or any contribution or payment obligation of any direct or indirect partner, member or other owner in Seller shall constitute an asset of Seller. The limitations of liability contained in this Section shall survive the termination of this Agreement or the Closing Date, as applicable, and are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.
C.    Additional Limitation on Remedies. Without limitation on the other limitations on remedies contained herein, in the event of any dispute between the parties respecting this Agreement or the transactions herein contemplated, Buyer hereby waives (i) any right to record or file a lis pendens or other similar notice of suit, and (ii) any right to assert any claim affecting the right of possession or title to the Property; provided, however, the foregoing shall not limit Buyer’s rights with respect to an action for specific performance permitted in accordance with the terms of this Agreement.
D.    Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement (or make an offer or enter into negotiations to do so) without the prior written consent of Seller; provided, however, Buyer may assign all of its interest in this Agreement on or before the Closing Date to a transferee in which Buyer, directly or indirectly, through one or more subsidiaries, has management responsibility and has more than a 50% ownership interest so long as Buyer gives Seller five (5) business days’ advance written notice thereof (including the name, vesting and signature block of the transferee) (but in any event such

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transferee shall assume in writing all of the transferor’s obligations hereunder, but such transferor shall not be released from its obligations hereunder). Any change in control or majority ownership of Buyer (except for any transfers amongst controlled affiliates of Buyer or affiliates of Buyer that are under common control with Buyer) on or before the Closing Date constitutes an assignment for purposes of this Section 11D. No consent given by Seller to any transfer or assignment of Buyer’s rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer’s rights or obligations hereunder. In addition, Buyer shall not re-sell the Property or assign its rights or obligations under this Agreement (or make an offer or enter into negotiations to do so) within thirty (30) days after Closing without Seller’s prior written consent. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.
E.    Notices. Unless otherwise agreed to by the parties, all notices, consents or approvals required or permitted to be given hereunder shall be in writing. Such notices, consents or approvals shall be effective upon receipt or refusal of receipt following deposit into the United States mail, registered or certified, return receipt requested, postage prepaid, or if hand delivered or if sent by nationally recognized overnight courier providing evidence of delivery or when sent by e-mail, telecopy or similar facsimile transmission (with a copy by mail delivered on the next business day if sent by facsimile transmission), addressed as follows:
To Buyer:

7425 LA VISTA, LLC
c/o Behringer Harvard Opportunity REIT II, Inc.
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention:    Matt Ozee
Telephone:    (972) 387-5452
Facsimile:    (214) 655-1610
Email:        mozee@behringermail.com
With Copy To:

Jones Day
2727 N. Harwood Street
Dallas, Texas 75201
Attention:    Michelle Brown
Telephone:    (214) 969-3673
Facsimile:    (214) 969-5100
Email:        mbrown@jonesday.com

To Seller:

WGS LAKEWOOD MF VI, L.P.
c/o Walton Street Capital, L.L.C.

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900 North Michigan Avenue, Suite 1900
Chicago, Illinois 60611
Attention:    Angela Lang, Douglas Welker and Julie Krueger
Telephone:    (312) 915-2800
Facsimile:    (312) 915-2881
Email:         lang@waltonst.com, welker@waltonst.com,                             kruegerj@waltonst.com

With Copy To:

            WGS LAKEWOOD MF VI, L.P.
            c/o Greystar Real Estate Partners, LLC
            600 E. Las Colinas Blvd., Suite 2100
            Irving, Texas 75039
            Attention:    Laird Sparks
            Telephone:    (469) 417-6507
            Facsimile:    (469) 955-0074
Email:        lsparks@greystar.com

And, With Copy To:

Pircher, Nichols & Meeks
900 North Michigan Avenue, Suite 1000
Chicago, Illinois 60611
Attention:    Real Estate Notices (PLP/SVK/4.1798)
Telephone:    (312) 915-3112
Facsimile:    (312) 915-3348
Email:        realestatenotices@pircher.com (Subject Line: PLP/SVK File         4.1798)

And, With Copy To:

Winstead PC
2728 N. Harwood Street
500 Winstead Building
Dallas, Texas 75201
Attention:    John M. Nolan
Telephone:    214-745-5251
Facsimile:    214-745-5390
Email:         jnolan@winstead.com

To Title Company:

Alamo Title Insurance
1800 Bering Drive, Suite 400

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Houston, Texas
Attention:     Lucky Long
Telephone:     (713) 966-4040
Facsimile:     (713) 966-4061
Email:         llong@alamotitle.com

or at such other place as a party may designate in a written notice given in accordance herewith. Facsimile or e-mail transmissions received during business hours during a business day at the receiving location shall be deemed made on such business day if received prior to 5:00 P.M. Central Time. Facsimile or e-mail transmissions received at any other time shall be deemed received on the next business day. Any such notice so given by facsimile shall be deemed given upon receipt by the sending party of confirmation of successful transmission (provided that if any notice to be delivered by facsimile is unable to be transmitted because of a problem affecting the receiving party’s facsimile machine, the deadline for receiving such notice shall be extended to the next business day). The attorneys for any party hereto shall be entitled to provide any notice that a party desires to give or is required to give hereunder.
F.    Legal Costs. In the event any action be instituted by a party to enforce this Agreement, the prevailing party in such action (as determined by the court, agency or other authority before which such suit or proceeding is commenced), shall be entitled to such reasonable attorneys’ fees, costs and expenses as may be fixed by the decision maker. The foregoing includes, but is not limited to, reasonable attorneys’ fees, expenses and costs of investigation incurred in (1) appellate proceedings; (2) in any post-judgment proceedings to collect or enforce the judgment; (3) establishing the right to indemnification; and (4) any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. This provision is separate and several and shall survive the consummation of the transaction contemplated by Agreement or the earlier termination of this Agreement.
G.    Jurisdiction; Venue. Each party consents to the jurisdiction of any state or federal court located within Dallas County, Texas, waives personal service of any and all process upon it, consents to the service of process by registered mail directed to it at the address stated in Section 11E, and acknowledges that service so made shall be deemed to be completed upon actual delivery thereof (whether accepted or refused). In addition, each party consents and agrees that venue of any action instituted under this Agreement or any agreement executed in connection herewith shall be proper in Dallas County, Texas, and each party waives any objection to venue.
H.    Waiver of Trial by Jury. THE PARTIES HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement or any document executed pursuant thereto. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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I.    Confidentiality. The terms of this Agreement, the transactions contemplated hereby and all data and information discovered, obtained or generated with respect to the purchase, sale, construction, operation and management of the Property shall be kept confidential in accordance with the provisions of Section 5C of this Agreement. The provisions of this Section 11I shall survive the Closing Date or any termination of this Agreement, as applicable.
J.    Further Instruments. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.
K.    Matters of Construction.
(1)    Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.
(2)    Entire Agreement. This Agreement, together with the Escrow Agreement, contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters except the Escrow Agreement.
(3)    Time of the Essence. Subject to Section 11K(4) below, time is of the essence of this Agreement.
(4)    Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, “business day” means any day other than a Saturday, Sunday, federal holiday or holiday in the state where the Property is located.
(5)    Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
(6)    Interpretation. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. Whenever the words “including”, “include” or “includes” are used in this Agreement, they should be interpreted in a non-exclusive manner. The captions and headings of the Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement. Each party acknowledges that it has had

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counsel of its own choosing in connection with the negotiation of this Agreement, and further acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel; (b) is the product of negotiations between the parties, and (c) shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of the Agreement is not to be resolved against Seller or Buyer, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby.
(7)    No Waiver. Waiver by one party of the performance of any covenant, condition or promise of the other party shall not invalidate this Agreement, nor shall it be deemed to be a waiver by such party of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature). No failure or delay by one party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by such party while the other party continues to be so in default.
(8)    Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.
(9)    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAW).
(10)    Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party (express or implied), and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Agreement.
(11)    Amendments. This Agreement may be amended by written agreement of amendment executed by all parties hereto, but not otherwise.
(12)    Survival. Unless otherwise expressly provided for in this Agreement, the representations, warranties, covenants, agreements and conditions of the parties set forth in this Agreement shall not survive the consummation of the transaction contemplated by this Agreement and the delivery and recordation of the Deed. Notwithstanding the foregoing, (a) all indemnification obligations in this Agreement shall survive the closing of the transaction on the Closing Date; and (b) the indemnification obligations set forth in Sections 5, 11A and 11I shall survive the termination of this Agreement.
L.    Press Releases. The parties agree that following Closing either party may issue a press release regarding this Agreement or the transaction contemplated, provided that such press release does not disclose the economic terms of the transaction contemplated by this Agreement, and further provided that at least one (1) business day prior to the issuance of any press release, the disclosing party has given the other party a draft of such release and the opportunity to

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reasonably comment thereon, and in the event that the non-disclosing party has comments on such press release, such press release shall not be issued unless the parties have mutually agreed upon the terms of the same, provided that the non-disclosing party’s consent to the same shall not be unreasonable withheld, conditioned or delayed. Notwithstanding anything to the contrary herein, nothing in this Agreement shall prohibit or restrict Buyer from filing a copy of this Agreement with any governmental authority having jurisdiction over Buyer if required by law or if required to be disclosed in any securities filings with or disclosures to the Securities and Exchange Commission.
M.    Post Closing Access. Buyer shall cooperate with reasonable requests by Seller to provide access to Seller and its employees, agents and representatives during business hours to all documents, books and records given to Buyer by Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to Buyer, and shall have the right to make copies of such documents, books and records at Seller’s expense. This Section 11M shall survive the Closing.
N.    Indemnification Obligations. The indemnification obligations under this Agreement shall be subject to the following provisions:
(1)    The party seeking indemnification (“Indemnitee”) shall notify the other party (“Indemnitor”) of any Claim against Indemnitee within forty‑five (45) days after it has notice of such Claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel reasonably satisfactory to Indemnitee), within thirty (30) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may defend and settle such Claim, and Indemnitor’s liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys’ fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (a) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, (b) Indemnitor shall not have employed counsel to direct the defense of such action or any such counsel employed by Indemnitor shall have failed to commence or pursue such defense, or (c) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.
(2)    The indemnification obligations under this Agreement shall cover the costs and expenses of Indemnitee, including reasonable attorneys’ fees, related to any actions, suits or judgments incident to any of the matters covered by such indemnities.
(3)    The indemnification obligations of Indemnitor under this Agreement shall also benefit any present or future advisor, trustee, director, officer, partner, member, manager, employee, beneficiary, shareholder, participant and agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.

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O.    Cure Rights. In the event that either party is in default of any of its obligations hereunder (the “Defaulting Party”), the other party shall give the Defaulting Party written notice of such default (the “Notice of Default”). Except as otherwise expressly provided herein, the Defaulting Party shall thereafter have two (2) business days after receipt of such written Notice of Default to cure such default and the Closing Date shall be extended, if necessary, by no more than two (2) business days to cure such default. The foregoing notice obligation and cure right shall not apply to the delivery by Buyer of the Deposit or the Closing Payment to Title Company, or to the obligations of the parties to deliver any document to be delivered by a party pursuant to Section 6A of this Agreement.
P.    No Recordation. In no event shall this Agreement (or any short form or memorandum thereof) be recorded, including, without limitation, in real estate records of Dallas County, Texas; provided, however, nothing in this Agreement shall prohibit or restrict Buyer from filing a copy of this Agreement with any governmental authority having jurisdiction over Buyer if required by law or if required to be disclosed in any securities filings with or disclosures to the Securities and Exchange Commission.
Q.    Section 1031 Exchange. Seller and/or Buyer may, for the purpose of treating all or part of its sale or acquisition of the Property as a like-kind exchange of property under Section 1031 of the Internal Revenue Code, assign certain rights that it has under this Agreement, including its right to sell or acquire the Property pursuant to this Agreement, to one or more qualified intermediaries, and to provide notice of such assignment to the other party, provided that no such assignment shall release the assigning party from its obligations hereunder and no such assignment shall delay the Closing hereunder. The non-assigning party shall not incur any costs in connection with such exchange. The assigning party agrees to save, indemnify, protect and defend the other party (with counsel reasonably satisfactory to such other party) from and against and hold the other party harmless from any and all expenses and/or liabilities arising from such assignment and exchange and the other party shall not be required to take title to any other property. The provisions of this Section 11Q shall survive the Closing.
R.    Counterparts/Facsimiles. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart. Signatures to this Agreement transmitted by facsimile or e-mail of a PDF copy shall be valid and effective to bind the party so signing, provided that each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own facsimile or e-mailed PDF signature and shall accept the facsimile or e-mailed PDF signature of the other party to this Agreement.

THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL IT CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY.

2890904.5     39

EITHER PARTY MAY TERMINATE DISCUSSIONS OR NEGOTIATIONS AT ANY TIME FOR ANY REASON. THE DELIVERY OF ANY DRAFT DOCUMENTS AND THE PROVISION OF ANY COMMENTS IN RESPONSE THERETO BY THE PARTIES’ COUNSEL WILL NOT PRECLUDE THE PARTIES FROM RAISING COMMENTS OR RESPONDING TO PROVISIONS, EVEN IF THOSE PROVISIONS WERE SET FORTH IN PRIOR DRAFTS OR COMMENTARY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO AND THE DEPOSIT IS DELIVERED TO TITLE COMPANY.
[Remainder of page intentionally left blank.]

2890904.5     40

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
SELLER:

WGS LAKEWOOD MF VI, L.P.,
a Delaware limited partnership

By:     WGS Lakewood MF GP VI, L.L.C.,
a Delaware limited liability company,
its General Partner

By:    WGS Lakewood Holdings VI, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:    Lakewood Manager, LLC,
            a Delaware limited liability company,
            its Administrative Member

By:
Name:
Title:

BUYER:

7425 LA VISTA, LLC,
a Texas limited liability company

By:    /s/ Michael J. O'Hanlon
Name:    Michael J. O’Hanlon
Title:    Chief Executive Officer and President

2890904.5     S-1

PURCHASE AGREEMENT

EXHIBIT LIST
Exhibit A    -    Legal Description of Land
Exhibit B    -    List of Contracts
Exhibit B-1    -    List of Assumed Contracts
Exhibit C    -    Form of Escrow Agreement
Exhibit D    -    Form of Deed
Exhibit E    -    Form of Seller’s Title Certificate
Exhibit F    -    Form of Bill of Sale, Assignment and Assumption
Exhibit G    -    Form of Certificate of “Non-Foreign” Status
Exhibit H    -    Form of Seller Closing Certificate
Exhibit I    -    Form of Buyer Closing Certificate
Exhibit J    -    Form of Tenant Notice Letter
Exhibit K    -    List of Litigation
Exhibit L    -    List of Non-Compliance Notices
Exhibit M    -    Rent Roll, Delinquency Report and Concessions Report
Exhibit N    -    Form of Declaration of Restrictive Covenants
Exhibit O    -    Due Diligence Materials

EXHIBIT A

LEGAL DESCRIPTION OF LAND
TRACT 1:

Lot 5B, Block A/2698, Lakewood Apartments, an addition to the City of Dallas, Dallas County, Texas according to the plat thereof recorded under Clerk’s File No. 201200164159, Map Records, Dallas County, Texas.

TRACT 2:

Lot 3A, Block A/2698, Urban Trail Addition, an addition to the City of Dallas, Dallas County, Texas, according to the plat thereof recorded under Clerk’s File No. 200900010046, Real Property Records, Dallas County, Texas.
EXHIBIT B

LIST OF CONTRACTS
[Attached.]

EXHIBIT B-1

LIST OF ASSUMED CONTRACTS
[Attached.]

2890904.5     Exhibits

EXHIBIT C

[FORM OF]

ESCROW AGREEMENT
As of September ___, 2014

Attention:
(also referred to as “Escrow Agent” herein)

Re:	Lakewood Flats, 7425 La Vista Drive, Dallas, Texas
Ladies and Gentlemen:
Please refer to that certain agreement captioned “PURCHASE AGREEMENT”, dated as of September ___, 2014, by and between WGS LAKEWOOD MF VI, L.P., a Delaware limited partnership (“Seller”), and 7425 LA VISTA, LLC, a Texas limited liability company (“Buyer”) (which agreement, together with all amendments or modifications thereto, is herein called the “Purchase Agreement”). Except as otherwise indicated, each capitalized term used herein shall have the meaning set forth for the same in the Purchase Agreement.
This letter (this “Agreement”) will constitute your instructions with respect to the “Funds” and “Documents” described below.
A.    Delivery of Funds. Within one (1) business day of the execution of this Agreement, you will receive the Deposit from Buyer. On or before the Closing Date, Buyer will be wire-transferring to your escrow account sufficient funds (the “Closing Payment”) to enable you to make all payments noted on the Closing Statement, including, without limitation, the “Seller Amount” (as hereinafter defined), pursuant to wiring instructions which you will provide us. As used herein, the Deposit and the Closing Payment are herein collectively called the “Funds”.
B.    Delivery of Documents.
(1)    Recordation Document. On or before the Closing Date, Seller shall deliver to you an original of the Deed, executed and acknowledged by Seller. The foregoing document shall be referred to herein as the “Recordation Document”.
(2)    Non-Recordation Documents. On or before the Closing Date, Buyer or Seller or both, as applicable, shall deliver to you executed originals (which may be in counterpart) of the following documents in the number required under the Purchase Agreement (the “Non-Recordation Documents”):

2890904.5     Exhibit C-1

(a)    The Bill of Sale, Assignment and Assumption, together with those third party consents described in Section 6A(1) of the Purchase Agreement that have been obtained by Seller;
(b)    The Certificate of Non-Foreign Status;
(c)    The Tenant Notice Letter;
(d)    The Vendor Notice Letter;
(e)    The Closing Statement;
(f)    The Seller’s Title Certificate;
(g)    The Seller Closing Certificate; and
(h)    The Buyer Closing Certificate.
Seller shall also deliver to you those documents required by Section 6A(1)(i) of the Purchase Agreement, and Buyer shall also deliver to you those documents required by Section 6A(2)(f) of the Purchase Agreement.
C.    Conditions to Close of Escrow. The Funds shall not be disbursed and none of the documents delivered hereunder shall be recorded (or filed) or delivered to any person or entity until each of the following conditions is satisfied:
(1)    You have received all of the Funds (and have determined that you have received funds sufficient to pay all amounts noted on the Closing Statement) and you are unconditionally and irrevocably prepared to wire or otherwise disburse the same in accordance with paragraph D below.
(2)    You have received the Recordation Document, the Non-Recordation Documents (collectively, the “Documents”) and you are unconditionally and irrevocably prepared to record the Recordation Document in accordance with paragraph D below.
(3)    You are unconditionally and irrevocably prepared to issue an Owner’s Policy on the terms required by the Purchase Agreement and in the form of the final marked Title Report or proforma Owner’s Policy approved in writing by Buyer and/or its counsel.
(4)    You have received all information necessary for filing the forms (the “Information Returns”) then required to be filed pursuant to Section 6045 of the Internal Revenue Code with respect to the transactions contemplated by the Purchase Agreement . In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)    Seller and Buyer hereby designate the Escrow Agent as the person to be responsible for all information reporting under Section 6045(e) of the Code (the “Reporting

2890904.5     Exhibit C-2

Person”). Escrow Agent agrees to act as the Reporting Person and hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)    Seller and Buyer hereby agree:
(i)    to provide to the Reporting Person all information and certifications regarding such Party, as reasonably requested by the Reporting Person or otherwise required to be provided by a Party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such Party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
(c)    Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which the Closing occurs, and to produce it to the Internal Revenue Service upon a valid request therefor.
(5)    You have received written authorization in the form of Exhibit ”A” attached hereto to close the transaction from each of the following:
(a)    Seller or a “Seller Closing Representative”. “Seller Closing Representative” means Julie Krueger of Seller, or Pablo L. Petrozzi, Esq. or Susan V. Kai, Esq. of Pircher, Nichols & Meeks; and
(b)    Buyer or a “Buyer Closing Representative”. Buyer Closing Representative means Matt Ozee of Buyer or Michelle Brown, Esq. or Erin Marino, Esq. of Jones Day.
Without limitation on paragraph J below, Buyer and Seller agree, as between themselves, that the delivery of the foregoing authorizations is not an additional condition to the obligation of Buyer or Seller to close the sale contemplated by the Purchase Agreement (the conditions to Closing being set forth in the Purchase Agreement). The purpose of the foregoing authorizations is simply to enable you to close this escrow (after satisfaction of the other requirements in this paragraph C) without having to determine whether the conditions to Closing set forth in the Purchase Agreement have been satisfied.
D.    Close of Escrow. If the conditions specified in paragraph C above are satisfied on the Closing Date, then you shall immediately deliver to Seller and Buyer a written confirmation of such satisfaction in the form of Exhibit “B” hereto (which confirmation shall evidence your agreement to immediately take or cause to be taken the actions hereinafter specified and shall be deemed given by your taking any of the following actions), and thereafter you shall immediately:

2890904.5     Exhibit C-3

(1)    Wire the amount due Seller (the “Seller Amount”) under the Closing Statement in accordance with wiring instructions delivered to you by Seller (“Seller Wiring Instructions”).
PLEASE NOTE THAT the Seller Wiring Instructions may not be revised except in accordance with written instructions from Seller.
(2)    Deliver any other amounts due to other third parties under the Closing Statement in accordance with the respective instructions from such third parties.
(3)    Record, or caused to be recorded, the Recordation Document with the appropriate recorder’s office.
(4)    If after paying or delivering the amounts specified in the clauses above (and after paying all Closing costs as specified herein), any portion of the Funds remain, then you are to deliver such remaining balance of the Funds (“Remaining Funds”), pursuant to separate instructions to be delivered by Buyer to you.
(5)    File all Information Returns and take all other actions described in paragraph C(4) of this Agreement.
(6)    Issue the Owner’s Policy and deliver the same to Buyer in accordance with instructions from Buyer or its counsel.
(7)    Deliver the Documents as required by paragraph E below.
E.    Delivery of Documents. As soon as available, please deliver the Documents as follows:
(1)    to Pircher, Nichols & Meeks at 900 North Michigan Avenue, Suite 1000, Chicago, Illinois 60611, Attention: Susan V. Kai, Esq., the following:
(a)    A copy of the Recordation Document.
(b)    One original (or copy if original is unavailable) of the other Documents.
(2)    to Jones Day at 2727 N. Harwood Street, Dallas, Texas 75201, Attention: Michelle Brown, Esq., the following:
(a)    The original Recordation Document.
(b)    The original Owner’s Policy.
(c)    One original (or copy if original unavailable) of each of the other Documents.

2890904.5     Exhibit C-4

F.    Closing Costs. All closing costs incurred in carrying out your duties under this Agreement are to be paid in accordance with the Closing Statement.
G.    Investment of Funds. As soon as you receive any portion of the Funds you should immediately notify Seller and Buyer of such fact. No investment of the Funds shall be made that will cause you to fail to comply with the provisions of paragraph C above. If the transactions contemplated herein shall close but on the same day you are unable to deliver the Seller Amount or any other portion of the Funds which represent amounts due Seller but which are, at Seller’s direction pursuant to the Closing Statement, used to pay third parties or other obligations of Seller (the Seller Amount and the other amounts due Seller as aforesaid being herein collectively called the “Seller Funds”), you shall promptly notify Seller of such fact. If Seller gives you oral or written instructions to do so, you shall invest such Seller Funds in treasury bills or treasury backed repurchase agreements (or such other short-term investment as may be authorized by Seller). Any investment of the Remaining Funds and any other portion of the Funds which represent additional amounts which are Buyer’s obligations but which, pursuant to the Closing Statement, are to be used to pay third parties or other obligations of Buyer (the Remaining Funds and the other amounts payable by Buyer as aforesaid being herein collectively called the “Buyer Funds”), shall be as directed by Buyer. All interest accrued on the Buyer Funds after the Closing, shall belong to Buyer and shall be delivered to Buyer in accordance with its separate instructions. All interest accrued on the Seller Funds after the Closing of the transactions hereunder shall belong to Seller and shall be wire-transferred to Seller in accordance with the Seller Wiring Instructions. Without limitation on the foregoing, the Funds held by you hereunder shall only be deposited at a major money center bank approved by Buyer and Seller. Each of Buyer and Seller agrees to execute and deliver to you a form W-9 Request for Taxpayer Identification Number and Certification for any investment made hereunder on its behalf.
H.    Disposition of Deposit. Escrow Agent shall hold and dispose of the Deposit in accordance with the terms of this Agreement and the Purchase Agreement, or in accordance with any instruction or instructions which shall be signed jointly by both Seller and Buyer, or in accordance with separate instructions of like tenor signed by Seller and Buyer. Once Escrow Agent has received its completed and signed directions to invest and form W-9, Seller and Buyer hereby instruct and authorize Escrow Agent to invest the Deposit in any of the following: (i) the investment described in Exhibit “C” hereto; or (ii) such other investments as may be reasonably acceptable to Seller and Buyer. Without limitation on the foregoing, if Escrow Agent shall receive an instruction (hereinafter the “Instruction”) with respect to the Deposit, or any part thereof, from Seller but not from Buyer, or from Buyer but not from Seller (the party giving the Instruction being hereinafter referred to as the “Instructing Party” and the party which shall not have given the Instruction being hereinafter referred to as the “Non-Instructing Party”), Escrow Agent shall promptly transmit a copy of the Instruction received from the Instructing Party to the Non-Instructing Party. The Instruction shall specify in detail the pertinent provisions of the Purchase Agreement that govern the Instructing Party’s instruction as to the Deposit, and if a default under the Purchase Agreement is alleged, the Instructing Party shall specify in detail the nature of such default. Escrow Agent shall act in accordance with the Instruction unless within three (3) business days from receipt by Escrow Agent of the Instruction the Non-Instructing Party shall notify Escrow Agent in writing that Escrow Agent is not to comply with the Instruction and specifying in detail the reasons for not

2890904.5     Exhibit C-5

complying with the Instruction, and if a default under the Purchase Agreement is alleged. If the Non-Instructing Party shall advise Escrow Agent not to comply with the Instruction and specifies in detail the reason for such noncompliance as aforesaid, Escrow Agent shall not act in accordance with the Instruction, but may thereafter either:
(a)    act solely in accordance with any of the following:
(i)    a new Instruction signed jointly by Seller and Buyer;
(ii)    separate Instructions of like tenor from each of Seller and Buyer; or
(iii)     a certified copy of a final court order from a court of competent jurisdiction ordering the disposition of the Deposit; or
(b)    deposit the Deposit with a court selected by Escrow Agent after giving Seller and Buyer ten (10) days prior written notice that Escrow Agent intends to do the same, and in such event all liability and responsibility of Escrow Agent shall terminate upon such deposit having been made. Seller and Buyer hereby agree to be severally (and not jointly and severally) responsible for the reasonable costs incurred by Escrow Agent in connection with such deposit with a court.
I.    Cancellation of Instructions. Notwithstanding anything to the contrary herein, if the conditions specified in paragraph C hereof are not satisfied on or before the Closing Date, then, if you receive written instructions to cancel this escrow from Seller or Buyer, the instructions set forth in paragraphs A through E above shall be deemed canceled, you shall immediately (1) return the Closing Payment (and any interest thereon) to or as directed by Buyer, in accordance with separate written instructions of Buyer, (2) return the Documents to the party depositing the same with you on the next business day thereafter, and (3) and dispose of the Deposit in accordance with the Purchase Agreement, as applicable, and the terms of Paragraph H above.
J.    Limitation of Liability. You are acting solely as escrow agent hereunder, and you shall be liable solely for your failure to comply with the terms of this Agreement.
K.    Conflict with Purchase Agreement. In the event of a conflict between this Agreement and the Purchase Agreement, the Purchase Agreement shall control. Without limitation on the foregoing, nothing contained herein shall limit the obligations of Seller, Buyer or Escrow Agent set forth in the Purchase Agreement.
L    Execution by Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same document. Delivery by facsimile, or e-mail of a PDF copy, of a counterpart of this Agreement executed by a party shall constitute delivery by such party of such party’s executed counterpart of this Agreement.
[Remainder of Page Left Intentionally Blank]

2890904.5     Exhibit C-6

Very truly yours,

SELLER:

WGS LAKEWOOD MF VI, L.P.,
a Delaware limited partnership

By:     WGS Lakewood MF GP VI, L.L.C.,
a Delaware limited liability company,
its General Partner

By:    WGS Lakewood Holdings VI, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:    Lakewood Manager, LLC,
            a Delaware limited liability company,
            its Administrative Member

By:
Name:
Title:

BUYER:

7425 LA VISTA, LLC,
a Texas limited liability company

By:
Name:    Michael J. O’Hanlon
Title:    Chief Executive Officer and President

ACCEPTED AND AGREED TO
as of the date first above written:

ESCROW AGENT:

ALAMO TITLE INSURANCE

By:
Name:
Title:

2890904.5     Exhibit C-7

EXHIBIT “A” TO ESCROW AGREEMENT
AUTHORIZATION LETTER

__________, 2014

Attention:

Re:	Lakewood Flats, 7425 La Vista Drive, Dallas, Texas
Ladies and Gentlemen:
Please refer to that certain letter (the “Letter of Instructions”) captioned “ESCROW AGREEMENT”, dated as of September ___, 2014 to you from WGS LAKEWOOD MF VI, L.P., a Delaware limited partnership, and 7425 LA VISTA, LLC, a Texas limited liability company, regarding the referenced property. Except as otherwise indicated, each capitalized term used herein shall have the meaning set forth for the same in the Letter of Instructions.
This letter will constitute the authorization required under clause (5) of paragraph C of the Letter of Instructions, but shall not limit your obligation to satisfy the other conditions under such paragraph C prior to disbursing the Funds.
Thank you for your cooperation.
Very truly yours,

______________________________

2890904.5     Exhibit C-8

EXHIBIT “B” TO ESCROW AGREEMENT
CONFIRMATION BY TITLE COMPANY

____________, 2014

VIA E-MAIL Jones Day 2727 North Harwood Street Dallas, Texas 75201 Attention: Michelle Brown	VIA E-MAIL Pircher, Nichols & Meeks 900 North Michigan Avenue, Suite 1000 Chicago, Illinois 60611 Attention: Real Estate Notices (PLP/SVK)

Re:	Lakewood Flats, 7425 La Vista Drive, Dallas, Texas
Ladies and Gentlemen:
Please refer to that certain letter (the “Letter of Instructions”) captioned “ESCROW AGREEMENT”, dated as of September ___, 2014, to us from WGS LAKEWOOD MF VI, L.P., a Delaware limited partnership, and 7425 LA VISTA, LLC, a Texas limited liability company.
Pursuant to paragraph D of the Letter of Instructions, we hereby confirm that each of the conditions to disbursement and recordation set forth in paragraph C of the Letter of Instructions has been satisfied.
Very truly yours,

__________

By:    __________________________________
Name:    __________________________________
Title:    __________________________________

2890904.5     Exhibit C-9

2890904.5     Exhibit C-10

EXHIBIT “C” TO ESCROW AGREEMENT
INVESTMENT INSTRUCTIONS
[To be provided.]

EXHIBIT D

[FORM OF DEED]
Tax Parcel # _____________________

SPECIAL WARRANTY DEED

STATE OF TEXAS        §
                §    KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS    §
THAT WGS LAKEWOOD MF VI, L.P., a Delaware limited partnership (“Grantor”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid by 7425 LA VISTA, LLC, a Texas limited liability company (“Grantee”), subject to the provisions set forth herein, HAS GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents DOES GRANT, BARGAIN, SELL and CONVEY unto Grantee all of that certain tract or tracts of land (the “Land”) described on Exhibit A which is attached hereto and incorporated herein by reference for all purposes, together with all of Grantor's right, title and interest, if any, in and to (i) all buildings, improvements, structures and fixtures currently located thereon; (ii) all of the rights, easements, interests, benefits, privileges, and appurtenances pertaining to the Land; (iii) any and all public roads and public rights-of-way bounding such land, together with all rights of ingress and egress unto such public roads and public right-of-way; (iv) strips or gores, if any, between the land and abutting properties not owned by Grantor or its affiliates; and (v) any water or water rights benefiting the Land and any oil, gas and other minerals in, under and that may be produced from the Land (said Land, improvements, easements, interests, benefits, privileges, rights and appurtenances being herein collectively referred to as the “Property”).
This conveyance is made subject to the matters set forth on Exhibit B attached hereto (the “Permitted Encumbrances”).
TO HAVE AND TO HOLD the Property unto Grantee, and Grantee's successors and assigns forever, and Grantor does hereby bind Grantor, and Grantor's successors and assigns, to WARRANT and FOREVER DEFEND, all and singular the Property unto Grantee and Grantee's successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, and subject, however, to the provisions contained herein.
Ad valorem taxes for the year 2014 having been prorated, Grantee, by its acceptance of this Special Warranty Deed, assumes payment thereof.

[Remainder of page intentionally left blank.]
IN WITNESS WHEREOF, Grantor has caused this instrument to be signed to be effective as of ___________ ___, 2014.

GRANTOR:

WGS LAKEWOOD MF VI, L.P.,
a Delaware limited partnership

By:     WGS Lakewood MF GP VI, L.L.C.,
a Delaware limited liability company,
its General Partner

By:    WGS Lakewood Holdings VI, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:    Lakewood Manager, LLC,
            a Delaware limited liability company,
            its Administrative Member

By:
Name:
Title:

STATE OF TEXAS        §
                §
COUNTY OF DALLAS    §
This instrument was acknowledged before me on the ______ day of _____________, 2014, by ________________________, as __________________ of _________________________ on behalf of such ____________.

Notary Public in and for the State of Texas

GRANTEE'S ADDRESS FOR TAX NOTICES:

7425 LA VISTA, LLC
c/o Behringer Harvard Opportunity REIT II, Inc.
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: ________________

This instrument prepared by:
Pablo L. Petrozzi, Esq. (with assistance of Texas counsel)
Pircher, Nichols & Meeks
900 North Michigan Avenue
Suite 1000
Chicago, Illinois 60611

Exhibit A – Legal Description (attach at Closing)
Exhibit B – Permitted Exceptions:
(i)    unrecorded leases to the extent disclosed on the rent roll delivered by Grantor to Grantee as of the date hereof.
(ii)    all building, signage and zoning ordinances, laws, regulations and restrictions by municipal and other governmental authorities.
(iii)    Permitted Encumbrances (attach at Closing)

EXHIBIT E

[FORM OF SELLER TITLE CERTIFICATE]
(Lakewood Flats, 7425 La Vista Drive, Dallas, Texas)
The undersigned (“Owner”) hereby certifies to             , a              (“Title Company”) that, to Owner’s knowledge:
1.    Owner is the owner of that certain property described on Attachment ”A” (the “Subject Property”). However, the foregoing statement as to Owner’s ownership of the Subject Property is based solely upon             Owner’s Policy No. __________, effective __________ at __________ a.m., and the fact that the Owner has not transferred fee title to the Subject Property.
2.    Except for routine repairs or maintenance, or both, which have been or will be duly paid in the ordinary course of business, there are no past due bills for the performance of labor at, or the provision of materials or supplies for, the Subject Property performed or provided at the written request, or with the written approval, of the undersigned.
3.    The improvements constructed on the Subject Property have been previously completed, as evidenced by the certificate of occupancy issued on March 29, 2013.
4.    The undersigned has not entered into any mortgages encumbering the Subject Property or improvements thereon that have not been fully performed or satisfied or released, except as set forth in that certain title commitment (the “Title Commitment”) dated ____________, 2014, issued by Title Company and identified as no. ____________.
5.    The only permitted occupants of the Property are residential tenants under leases or other occupancy agreements (and their subtenants) with rights of possession only. The undersigned has not entered into any options to purchase the Subject Property or rights of first refusal regarding the Subject Property with any occupants either pursuant to written leases or by separate agreements.
The undersigned makes these statements for the purpose of inducing Title Company to issue the endorsements to one or more of the owner’s policies issued pursuant to the Title Commitment.
This Seller Title Certificate (“Certificate”) is not intended to give any benefits, rights, privileges, actions or remedies to any person, partnership, firm, corporation or other entity, other than Title Company, as a third party beneficiary or otherwise under any theory of law. Further, this Certificate shall not be disclosed, released or quoted to or relied upon by any other person.
Any statement “to Owner’s knowledge” (or similar phrase) shall mean that the undersigned has no knowledge that such statement is untrue (and, for this purpose, the undersigned’s knowledge shall mean the present actual knowledge (excluding constructive or imputed knowledge) of Julie Krueger of Owner, but such individual shall not have any personal liability in connection therewith). Notwithstanding anything to the contrary herein, (1) any cause of action for a breach of this Certificate shall survive until 90 days after the date hereof, at which time the provisions hereof (and any obligation or liability of or claims against Owner under this Certificate other than a cause of action resulting from any breach by Owner of this Certificate then in litigation in Dallas, Dallas County, Texas) shall terminate; and (2) to the extent Title Company shall have knowledge as of the date hereof that any of the statements contained herein is false or inaccurate, then the undersigned shall have no liability with respect to the same. Without limitation on item (2) above, Title Company shall be deemed to have knowledge of any matters of record.
Neither the undersigned nor any present or future direct or indirect partner, member, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant or agent of the undersigned, shall have any personal liability, directly or indirectly, under or in connection with this Certificate; and Title Company and its successors and assigns, and, without limitation, all other persons and entities, shall look solely to the Subject Property for the payment of any claim or for any performance; and Title Company hereby waives any and all such personal liability. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable provided by law or by any other contract, agreement or instrument.
This Certificate is executed as of the _____ day of __________, 2014.
[Remainder of page intentionally left blank]

OWNER:

WGS LAKEWOOD MF VI, L.P.,
a Delaware limited partnership

By:     WGS Lakewood MF GP VI, L.L.C.,
a Delaware limited liability company,
its General Partner

By:    WGS Lakewood Holdings VI, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:    Lakewood Manager, LLC,
            a Delaware limited liability company,
            its Administrative Member

By:
Name:
Title:

EXHIBIT F

[FORM OF]

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT
FOR VALUABLE CONSIDERATION, receipt and adequacy of which is hereby acknowledged, as of the date hereof (the “Effective Date”), the undersigned, WGS LAKEWOOD MF VI, L.P., a Delaware limited partnership (“Assignor”), hereby sells, transfers, assigns and conveys to 7425 LA VISTA, LLC, a Texas limited liability company (“Assignee”), all right, title and interest of Assignor in and to the “Personal Property” as described on Schedule 1 attached hereto, the interest of the landlord in the “Tenant Leases” as described on Schedule 2 attached hereto, the “Assumed Contracts” as described on Schedule 3 attached hereto, and the “Intangible Property”, as each of the foregoing is defined in that certain agreement (“Purchase Agreement”) captioned “PURCHASE AGREEMENT”, dated as of September___, 2014, by and between Assignor and Assignee, providing for, among other things, the conveyance of the Personal Property, the Tenant Leases, the Assumed Contracts and the Intangible Property. Unless otherwise defined herein, all terms used in a capitalized manner herein shall have the meaning set forth in the Purchase Agreement.
The covenants, agreements, representations, warranties, indemnities and limitations provided in the Purchase Agreement with respect to the property conveyed hereunder (including, without limitation, the limitations provided in Sections 8, 9 and 11B of the Purchase Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignee and Assignor and their respective successors and assigns.
Assignee hereby accepts the foregoing Bill of Sale, Assignment and Assumption and hereby agrees to assume and discharge, in accordance with the terms thereof, (1) all of the burdens and obligations of Assignor under or relating to the Personal Property, the Tenant Leases, the Assumed Contracts and the Intangible Property first arising and accruing on and after the Effective Date, and (2) the obligation to pay all unpaid payments that are credited to Assignee under the proration provisions of the Purchase Agreement.
The provisions of this instrument shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
Said property is conveyed “as is” without warranty or representation, except as expressly provided in (and subject to the limitations of) the Purchase Agreement.
[Signatures on following page]
IN WITNESS WHEREOF, Assignor and Assignee have executed this Bill of Sale, Assignment and Assumption as of __________, 2014.
ASSIGNOR:

WGS LAKEWOOD MF VI, L.P.,
a Delaware limited partnership

By:     WGS Lakewood MF GP VI, L.L.C.,
a Delaware limited liability company,
its General Partner

By:    WGS Lakewood Holdings VI, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:    Lakewood Manager, LLC,
            a Delaware limited liability company,
            its Administrative Member

By:
Name:
Title:

ASSIGNEE:

7425 LA VISTA, LLC,
a Texas limited liability company

By:
Name:    Michael J. O’Hanlon
Title:    Chief Executive Officer and President

SCHEDULE 1
PERSONAL PROPERTY
SCHEDULE 2
TENANT LEASES

SCHEDULE 3
ASSUMED CONTRACTS

EXHIBIT G

[FORM OF]

CERTIFICATE OF NON-FOREIGN STATUS
(Lakewood Flats, 7425 La Vista Drive, Dallas, Texas)
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform 7425 LA VISTA, LLC, a Texas limited liability company (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by [●] (“Transferor”), the undersigned hereby certifies to the following on behalf of Transferor:
1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2. Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;
3. Transferor’s U. S. employer identification number is [●]; and
4. Transferor’s office address is:
c/o Walton Street Capital, L.L.C.
900 North Michigan Avenue
Suite 1900
Chicago, Illinois 60611
Attention: Julie Krueger
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.
Executed as of the ____ day of ______, 2014, at ___________, ____.
TRANSFEROR:
WGS LAKEWOOD MF VI, L.P.,
a Delaware limited partnership

By:     WGS Lakewood MF GP VI, L.L.C.,
a Delaware limited liability company,
its General Partner

By:    WGS Lakewood Holdings VI, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:    Lakewood Manager, LLC,
            a Delaware limited liability company,
            its Administrative Member

By:
Name:
Title:

EXHIBIT H

[FORM OF]

SELLER’S CLOSING CERTIFICATE
THIS SELLER’S CLOSING CERTIFICATE is made as of the _____ day of __________, 2014, by WGS LAKEWOOD MF VI, L.P., a Delaware limited partnership (“Seller”), to 7425 LA VISTA, LLC, a Texas limited liability company (“Buyer”).
R E C I T A L S :
A.    Pursuant to that certain Purchase Agreement dated as of September ___, 2014 between Seller and Buyer (together with all amendments and addenda thereto, the “Agreement”), Seller has agreed to sell to Buyer the Property (as defined in the Agreement).
B.    The Agreement requires the delivery of this Seller’s Closing Certificate.
NOW THEREFORE, pursuant to the Agreement, Seller does hereby represent and warrant to Buyer that:
1.    Except as specifically set forth below, each and all of the representations and warranties of Seller contained in the Agreement are correct, in all material respects, as of the date hereof as if made on and as of the date hereof.
2.    Exceptions: See Exhibit “A” attached hereto and made a part hereof.
This Seller’s Closing Certificate is subject to the terms and conditions of the Agreement (including all limitations on liability and survival limitations contained therein).
[Signature on following page]

IN WITNESS WHEREOF, the undersigned has executed this Seller’s Closing Certificate as of the day and year first above written.
SELLER:

WGS LAKEWOOD MF VI, L.P.,
a Delaware limited partnership

By:     WGS Lakewood MF GP VI, L.L.C.,
a Delaware limited liability company,
its General Partner

By:    WGS Lakewood Holdings VI, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:    Lakewood Manager, LLC,
            a Delaware limited liability company,
            its Administrative Member

By:
Name:
Title:

EXHIBIT “A” TO SELLER’S CLOSING CERTIFICATE
Exceptions to Seller’s Representations and Warranties
[To be provided.]

EXHIBIT I

[FORM OF]

BUYER’S CLOSING CERTIFICATE
THIS BUYER’S CLOSING CERTIFICATE is made as of the _____ day of __________, 2014, by 7425 LA VISTA, LLC, a Texas limited liability company (“Buyer”), to WGS LAKEWOOD MF VI, L.P., a Delaware limited partnership (“Seller”).
R E C I T A L S :
A.    Pursuant to that certain Purchase Agreement dated as of September ___, 2014 between Seller and Buyer (together with all amendments and addenda thereto, the “Agreement”), Seller has agreed to sell to Buyer the Property (as defined in the Agreement).
B.    The Agreement requires the delivery of this Buyer’s Closing Certificate.
NOW THEREFORE, pursuant to the Agreement, Buyer does hereby represent and warrant to Seller that:
1.    Except as specifically set forth below, each and all of the representations and warranties of Buyer contained in the Agreement are correct, in all material respects, as of the date hereof as if made on and as of the date hereof.
2.    Exceptions: See Exhibit “A” attached hereto and made a part hereof.
This Buyer’s Closing Certificate is subject to the terms and conditions of the Agreement (including all limitations on liability and survival limitations contained therein).
[Signature on following page]
IN WITNESS WHEREOF, the undersigned has executed this Buyer’s Closing Certificate as of the day and year first above written.
BUYER:

7425 LA VISTA, LLC,
a Texas limited liability company

By:
Name:    Michael J. O’Hanlon
Title:    Chief Executive Officer and President

EXHIBIT “A” TO BUYER’S CLOSING CERTIFICATE
Exceptions to Buyer’s Representations and Warranties
[To be provided.]

EXHIBIT J

[FORM OF]

TENANT NOTICE

__________, 2014

_____________________

_____________________

_____________________
Re:    Sale of Lakewood Flats
Dear Sir or Madam:

Effective as of the date of this letter, WGS LAKEWOOD MF VI, L.P., a Delaware limited partnership (“Seller”), has sold Lakewood Flats located at 7425 La Vista Drive, Dallas, Texas (the “Project”), to 7425 LA VISTA, LLC, a Texas limited liability company (“Buyer”).

In connection with such purchase and sale, Buyer has assumed the landlord's obligations under your lease covering your leasehold premises at the Project. You are hereby notified that Buyer has received and is responsible for your security deposit in the amount of $_________.

You should make your future rent payments payable to “_____________________,” and deliver your future rent payments to the following address:

___________________
___________________
Unless and until you are otherwise notified in writing by Buyer, the address of Buyer for all purposes under your lease, including the recoupment of any security deposits and the giving of any notices provided for in your lease, but excluding the payments of rentals, is:

___________________
___________________

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]
Very truly yours,
SELLER:

WGS LAKEWOOD MF VI, L.P.,
a Delaware limited partnership

By:     WGS Lakewood MF GP VI, L.L.C.,
a Delaware limited liability company,
its General Partner

By:    WGS Lakewood Holdings VI, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:    Lakewood Manager, LLC,
            a Delaware limited liability company,
            its Administrative Member

By:
Name:
Title:

BUYER:

7425 LA VISTA, LLC,
a Texas limited liability company

By:
Name:    Michael J. O’Hanlon
Title:    Chief Executive Officer and President

EXHIBIT K

LIST OF LITIGATION
None.

EXHIBIT L

LIST OF NON-COMPLIANCE NOTICES
None.

EXHIBIT M

RENT ROLL, DELINQUENCY REPORT & CONCESSIONS REPORT
[Attached.]

2890904.5     Exhibit C-11

EXHIBIT N

[FORM OF DECLARATION OF RESTRICTIVE COVENANTS]

AFTER RECORDING RETURN TO: Winstead PC 2728 N. Harwood Street 500 Winstead Building Dallas, Texas 75201 Attention: John M. Nolan

DECLARATION OF RESTRICTIVE COVENANTS
THIS DECLARATION OF RESTRICTIVE COVENANTS (this “Declaration”), dated as of _____________, 2014, is made by WSG LAKEWOOD MF VI, L.P., a Delaware limited partnership (“Declarant”).
A.    Background. Declarant owns the land described on Exhibit “A” to this Declaration (the “Property”). Simultaneously with or after executing this Declaration, Declarant will be selling the Property to 7425 La Vista, LLC, a Texas limited liability company (“Purchaser”). Declarant and Purchaser have agreed to impose certain restrictions on the Property. But for creation of such restrictions, Declarant would not convey the Property to Purchaser.
B.    Condominium Conversion Restriction. Purchaser and any subsequent owner of all or any portion of the Property, hereby covenant and agree not to convert the Property or any portion thereof to a condominium development, or file a condominium map or establish a condominium regime (collectively, the “Condominium Conversion Restriction”) for a period equal to (10) years commencing after completion of the initial construction of the improvements on the Property, which completion is evidenced by the issuance of the certificate of occupancy for the Property on March 29, 2013 (the “Restrictive Period”). For purposes of this Declaration, the occurrence of any one or more of the following conditions during the Restrictive Period shall constitute a “Triggering Event”:
1.    the conversion of the Property or any portion thereof to a condominium, cooperative, or planned community subject to a declaration pursuant to which a person, by virtue of the person’s ownership of a unit therein is obligated to pay for a share of real estate taxes, insurance premiums, maintenance, or improvement of, or other expenses related to common elements, other units or other real estate described in such declaration (a “Planned Community”); or
2.    the filing of a condominium map or establishment of a condominium regime; or
3.    the delivery of a deed of any separate interest (as defined by Law) in any residential dwelling unit constructed on the Property (other than leases of such units in the regular course of business) in connection with the conversion of all or any portion of the Property into condominiums, cooperatives, or Planned Communities.

2890904.5     Exhibit N-1

C.    Indemnification of Declarant. In the event a Triggering Event occurs during the Restrictive Period, whether by Purchaser or any Third Party Indemnitor (as hereinafter defined), Purchaser hereby agrees by its acceptance of the deed conveying the Property to Purchaser to indemnify, defend and hold Declarant, Declarant’s Affiliates and Declarant’s Agents harmless from and against: (i) ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, THE VIOLATION OF THE CONDOMINIUM CONVERSION RESTRICTION; (ii) ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, THE DESIGN, PROCESSING, BONDING, DEVELOPMENT, CONSTRUCTION, IMPROVEMENT, COMPLETION, REPAIR, REMEDIATION, OWNERSHIP, USE, MAINTENANCE, MANAGEMENT OR OPERATION OF THE PROPERTY, OR ANY PORTION OR PORTIONS THEREOF, INCLUDING, WITHOUT LIMITATION, ANY DESIGN OR CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS OR OTHER CONDITIONS AFFECTING THE PROPERTY, WHETHER THE FOREGOING CLAIMS DESCRIBED IN SUBSECTIONS (i) AND (ii) ABOVE RESULT FROM THE ACTION, INACTION, NEGLIGENCE, OR STRICT LIABILITY OF DECLARANT, DECLARANT’S AFFILIATES OR OTHERWISE. THE INDEMNITIES HEREIN SHALL BE EFFECTIVE WHETHER OR NOT THE CLAIM IS CAUSED BY THE SOLE, CONCURRENT OR PARTIAL NEGLIGENCE, FAULT OR STRICT LIABILITY OF DECLARANT OR ANY OF DECLARANT’S AFFILIATES AND/OR ANY OF DECLARANT’S AGENTS. Purchaser, at its sole cost and expense, shall promptly dispose of all such Claims, defend all Claims filed or asserted against Declarant or any of Declarant’s Affiliates and/or any of Declarant’s Agents with counsel satisfactory to Purchaser and Declarant, pay all judgments rendered against Declarant or any of Declarant’s Affiliates and/or any of Declarant’s Agents related to such Claims, including, without limitation, reimbursement to Declarant or any of Declarant’s Affiliates and/or any of Declarant’s Agents upon demand for their reasonable attorneys’ fees and costs incurred in defense of any Claims.
D.    Indemnification of Purchaser. In the event a Triggering Event occurs during the Restrictive Period by any subsequent owner or transferee of all or any portion of the Property after Purchaser (each, a “Third Party Indemnitor”), each Third Party Indemnitor hereby agrees by its acceptance of the deed conveying the Property to such Third Party Indemnitor to indemnify, defend and hold Purchaser, Purchaser’s Affiliates and Purchaser’s Agents harmless from and against: (i) ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, THE VIOLATION OF THE CONDOMINIUM CONVERSION RESTRICTION; (ii) ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO, DIRECTLY OR INDIRECTLY, THE DESIGN, PROCESSING, BONDING, DEVELOPMENT, CONSTRUCTION, IMPROVEMENT, COMPLETION, REPAIR, REMEDIATION, OWNERSHIP, USE, MAINTENANCE, MANAGEMENT OR OPERATION OF THE PROPERTY, OR ANY PORTION OR PORTIONS THEREOF, INCLUDING, WITHOUT LIMITATION, ANY DESIGN OR CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS OR OTHER CONDITIONS AFFECTING THE PROPERTY, WHETHER THE FOREGOING CLAIMS DESCRIBED IN SUBSECTIONS (i) AND (ii) ABOVE RESULT FROM THE ACTION, INACTION, NEGLIGENCE, OR STRICT LIABILITY OF PURCHASER, PURCHASER’S AFFILIATES OR OTHERWISE. THE INDEMNITIES HEREIN SHALL BE EFFECTIVE WHETHER OR NOT THE CLAIM IS CAUSED BY THE SOLE, CONCURRENT OR PARTIAL NEGLIGENCE, FAULT OR STRICT LIABILITY OF PURCHASER OR ANY OF PURCHASER’S AFFILIATES AND/OR ANY OF PURCHASER’S AGENTS. Each Third Party Indemnitor, at its sole cost and expense, shall promptly dispose of all such Claims, defend all Claims filed or asserted against Purchaser or any of Purchaser’s Affiliates and/or any of Purchaser’s Agents with counsel satisfactory to Purchaser and such Third Party Indemnitor, pay all judgments rendered against Purchaser or any of Purchaser’s Affiliates and/or any of Purchaser’s Agents related to such Claims, including, without limitation, reimbursement to Purchaser or any of Purchaser’s Affiliates and/or any of Purchaser’s Agents upon demand for their reasonable attorneys’ fees and costs incurred in defense of any Claims.

2890904.5     Exhibit N-2

E.    Subsequent Transfers. Any Third Party Indemnitor shall by its acceptance of the deed conveying the Property to such Third Party Indemnitor be deemed to have agreed to accept title to the Property or any portion thereof subject to this Declaration and will be deemed to have agreed to be bound by the terms hereof as if such party was the original Purchaser defined herein. The liability of any Third Party Indemnitor shall be joint and several.
F.    Assignment. Declarant may assign any and all of its right, title and interest (including any related Claims against Purchaser) under this Section to any Declarant Affiliate without Purchaser’s prior consent.
G.    Covenant Running With the Land. This Declaration shall be a covenant that runs with the land and shall survive the conveyance of the Property or any portion thereof by Purchaser to any Third Party Indemnitor.
H.    Definitions. For purposes of this Declaration, and unless otherwise defined in this Declaration, any capitalized term used herein shall have the following meaning:
1.    “Affiliate(s)” means, (a) with respect to any person, any other person controlled by, controlling or under common control with the such person, and (b) any person which is a direct or indirect owner, partner, manager, member, or shareholder to one or more tenant-in-common entities that owns or controls, whether directly or indirectly, any right, title or interest in or to all or any portion of the Property. The term “person” as used throughout this document will be interpreted broadly to include, without limitation, any individual, trust, corporation, company, partnership, limited liability company, professional association, governmental or quasi-governmental authority or any political subdivision thereof or any other type of entity. The term “control” (including all inflected forms thereof) as used throughout this document means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any person, whether through ownership of voting securities or otherwise.
2.    “Claim(s)” shall mean any and all obligations, losses, injuries, damages, claims, liens or encumbrances, costs, expenses, demands, liabilities, penalties and investigation costs, including reasonable attorneys’ fees and costs whether or not legal proceedings are instituted or asserted.
3.    “Declarant’s Affiliates” shall mean Affiliates of Declarant, including, without limitation, WGS Lakewood MF GP VI, L.L.C., WGS Lakewood Holdings VI, L.L.C., Greystar Development and Construction, L.P. – Lakewood Contractor Series, a separate series of Greystar Development & Construction, L.P., Walton Street Real Estate Fund VI-Q, L.P., and any other person (as defined herein) controlling, controlled by or under common control with Declarant.
4.    “Declarant’s Agents” shall mean any of Declarant’s Affiliates, or any partners, members, managers, parents, shareholders, owners directors, officers, employees, agents, affiliates, representatives, attorneys, architects, engineers, contractors, subcontractors, brokers or other consultants or other persons or entities acting on behalf of Declarant or Declarant’s Affiliates.
5.    “Law” means all applicable federal, state, local and other laws, statutes, regulations, codes, orders, ordinances, rules, conditions and requirements, including, without limitation, those relating to fire, safety, building, construction (including, without limitation, permits, approvals and entitlements), land use, subdivision, health, labor, environmental protection, seismic design, conservation, parking, handicapped access, zoning and building and all restrictive covenants (if any), other title encumbrances and other obligations affecting the Property, all environmental laws, all applicable provisions of the Fair Housing Act of 1968 and the Americans with Disabilities Act of 1990 and all amendments to any of the foregoing.

2890904.5     Exhibit N-3

6.    “Purchaser’s Affiliates” shall mean Affiliates of Purchaser, including, without limitation, and any other person (as defined herein) controlling, controlled by or under common control with Purchaser.
7.    “Purchaser’s Agents” shall mean any of Purchaser’s Affiliates, or any partners, members, managers, parents, shareholders, owners directors, officers, employees, agents, affiliates, representatives, attorneys, architects, engineers, contractors, subcontractors, brokers or other consultants or other persons or entities acting on behalf of Purchaser or Purchaser’s Affiliates.
I.    Mortgagee Protection. If any “Lender” (as defined herein) succeeds to the interest of Purchaser or any Third Party Indemnitor during the Restrictive Period, (1) Lender’s liability under this Declaration shall be limited solely to the period during which Lender (or its Affiliates, which includes any special servicer or receiver acting for or on behalf of Lender or its Affiliates) has ownership of, or exercises management or control over the leasing, use and/or operation of, the Property; (2) Lender shall not have any liability for any condominium conversion or cooperative conversion that occurs (a) during the period that Purchaser (or any of its Affiliates) or any Third Party Indemnitor (or any Affiliates thereof) owns and has the right to continue to exercise exclusive management and control over the Property, or (b) after Lender sells the Property to a bona fide third party transferee; and (3) Lender’s liability under this Declaration shall be limited solely to Lender’s interest, if any, in the Property, and the proceeds from any fees earned by Lender during its ownership, leasing, management, operation and sale of the Property by Lender (collectively, “Lender’s Interest”). For the purposes of this Declaration, “Lender” shall be defined to mean any first mortgagee holding a first mortgage or deed of trust on the Property, any of its Affiliates, and any special servicer or receiver acting for or on behalf of Lender or its Affiliates (as applicable); provided, however, that the term “Lender” shall not include any bona fide third party transferee of such Lender or any prior or subsequent owner of all or any portion of the Property. For purposes of this Declaration, the liability of Lender and its Affiliates, which includes any special servicer or receiver acting for or on behalf of Lender or its Affiliates, is joint and several.
J.    Other Provisions.
1.    Any violation of the provisions herein contained will be deemed to be a continuing violation and no delay in the delivery of any notice of any violation hereof or in the enforcement of any rights or the seeking of any remedies provided hereunder will constitute, or be deemed to constitute, a waiver of the right to give such notice, enforce such right or seek such remedy at any time after the occurrence of such violation.
2.    This Declaration may only be amended, supplemented or modified by a written agreement signed by Declarant (notwithstanding the subsequent transfer of the Property or any portion thereof) and the owner(s) of the Property and properly filed of public record.
3.    If any attorney is engaged by Declarant, Declarant’s Affiliates and/or Declarant’s Agents or by Purchaser, Purchaser’s Affiliates and/or Purchaser’s Agents to enforce or defend any provision of this Declaration, with or without the filing of any legal action or proceeding, Purchaser and each Third Party Indemnitor, as applicable, shall immediately pay to the indemnified party or parties hereunder, as applicable, upon demand, the amount of all attorneys’ and consultants’ fees and expenses and all costs incurred by such indemnified party or parties, as applicable, in connection therewith.
4.    This Declaration shall automatically terminate at the end of the Restrictive Period at which point the Condominium Conversion Restriction shall become null and void and of no further effect without any action being required or any document needing to be recorded. Notwithstanding the foregoing, Declarant shall, at the request of Purchaser, any Third Party Indemnitor or any of their respective successors, assigns, and lenders execute such documents as may be reasonably necessary to confirm any termination.

2890904.5     Exhibit N-4

5.    Purchaser and each Third Party Indemnitor shall, at the request of Declarant, execute and deliver such documents as may be reasonably necessary to ratify and confirm the terms of this Declaration and its respective duties, obligations and liability hereunder.
[Remainder of page intentionally left blank.]

2890904.5     Exhibit N-5

IN WITNESS WHEREOF, this instrument has been executed by Declarant as of the date set forth above.
DECLARANT:
WGS LAKEWOOD MF VI, L.P.,
a Delaware limited partnership

By:     WGS Lakewood MF GP VI, L.L.C.,
a Delaware limited liability company,
its General Partner

By:    WGS Lakewood Holdings VI, L.L.C.,
a Delaware limited liability company,
its Sole Member

By:    Lakewood Manager, LLC,
            a Delaware limited liability company,
            its Administrative Member

By:
Name:
Title:

STATE OF TEXAS        §
                §
COUNTY OF DALLAS    §
This instrument was acknowledged before me on the ______ day of _____________, 2014, by ________________________, as __________________ of _________________________ on behalf of such ____________.

Notary Public in and for the State of Texas

2890904.5     Exhibit N-6

EXHIBIT “A”
TO FORM OF DECLARATION OF RESTRICTIVE COVENANTS

LEGAL DESCRIPTION OF LAND

EXHIBIT O

DUE DILIGENCE MATERIALS
[Attached.]

2890904.5     Exhibit N-7